                                                                     EXHIBIT 4.6

                  FORM OF AMENDED AND RESTATED NOTE AGREEMENT



                                   ROHR, INC.

                                --------------

                      AMENDED AND RESTATED NOTE AGREEMENT

                                --------------

                            DATED AS OF MAY 10, 1994


             $62,000,000 9.33% SENIOR NOTES DUE DECEMBER 15, 2002

                               TABLE OF CONTENTS
                            (NOT PART OF AGREEMENT)

                                                                            PAGE
1.   AUTHORIZATION OF ISSUE OF NOTE .......................................  A-5

2.   PURCHASE AND SALE OF NOTES ...........................................  A-5

3.   CONDITIONS OF CLOSING ................................................  A-6
     3A.  Opinion of Purchasers' Special Counsel ..........................  A-6
     3B.  Opinion of Company's Counsel ....................................  A-6
     3C.  Representations and Warranties; No Default ......................  A-6
     3D.  Purchase Permitted By Applicable Laws ...........................  A-6
     3E.  Proceedings .....................................................  A-6
     3F.  Sale of Notes to Other Purchasers ...............................  A-6
     3G.  Closing Expenses ................................................  A-7

4.   PREPAYMENTS ..........................................................  A-7
     4A.  Required Prepayments ............................................  A-7
     4B.  Optional Prepayment With Yield-Maintenance Amount ...............  A-7
     4C.  Notice of Optional Prepayment ...................................  A-7
     4D.  Partial Payments Pro Rata .......................................  A-7
     4E.  Right to Put ....................................................  A-8
     4F.  Retirement of Notes .............................................  A-8
     4G.  Tender of Notes in Payment of Warrant Exercise Price ............  A-8

5.   AFFIRMATIVE COVENANTS ................................................  A-9
     5A.  Payment of Taxes and Claims .....................................  A-9
     5B.  Maintenance of Properties and Corporate Existence; Other Matters.  A-9
     5C.  Payment of Notes and Maintenance of Office ...................... A-10
     5D.  Financial Statements ............................................ A-10
     5E.  Default Notices ................................................. A-13
     5F.  Information Required by Rule 144A ............................... A-13
     5G.  Inspection of Property .......................................... A-13
     5H.  Covenant to Secure Note Equally ................................. A-13
     5I.  Involuntary Prepayment .......................................... A-14

6.   NEGATIVE COVENANTS ................................................... A-16
     6A.  Limitations on Liens ............................................ A-16
     6B.  Limitations on Leases ........................................... A-18
     6C.  Limitations on Indebtedness ..................................... A-18
     6D.  Limitations on Mergers and Sales of Assets ...................... A-20
     6E.  Adjusted Consolidated Tangible Net Worth Maintenance ............ A-20
     6F.  Limitations on Distributions .................................... A-21
     6G.  Fixed Charge Coverage ........................................... A-22
     6H.  Limitations on Capital Expenditures ............................. A-22
     6I.  Private Offering ................................................ A-22

                            (NOT PART OF AGREEMENT)

     6J.  Transactions with Affiliates .................................... A-22
     6K.  Line of Business ................................................ A-22
     6L.  Limitation on Certain Obligations ............................... A-23
     6M.  Incorporation of Negative Covenants ............................. A-23
     6N.  Maintenance of Senior Status .................................... A-24
     6O.  Certain Amendments .............................................. A-25
     6P.  Sales of Assets ................................................. A-25
     6Q.  Sale of Receivables ............................................. A-27
     6R.  Debt Ratio ...................................................... A-27

7.   EVENTS OF DEFAULT .................................................... A-27
     7A.  Acceleration .................................................... A-27
     7B.  Rescission of Acceleration ...................................... A-30
     7C.  Notice of Acceleration or Rescission ............................ A-30
     7D.  Other Remedies .................................................. A-30

8.   REPRESENTATIONS AND WARRANTIES ....................................... A-31
     8A.  Subsidiaries .................................................... A-31
     8B.  Corporate Organization and Authority ............................ A-31
     8C.  Financial Statements ............................................ A-32
     8D.  Actions Pending ................................................. A-32
     8E.  Outstanding Debt ................................................ A-32
     8F.  Title to Properties ............................................. A-32
     8G.  Patents, Trademarks, Licenses, etc. ............................. A-33
     8H.  Taxes ........................................................... A-33
     8I.  Conflicting Agreements and Other Matters ........................ A-33
     8J.  Offering of Notes ............................................... A-34
     8K.  Use of Proceeds ................................................. A-34
     8L.  ERISA ........................................................... A-34
     8M.  Governmental Consent ............................................ A-35
     8N.  Environmental Compliance ........................................ A-35
     8O.  Disclosure ...................................................... A-35
     8P.  Compliance with Law ............................................. A-36
     8Q.  Certain Laws .................................................... A-36

9.   REPRESENTATIONS OF EACH PURCHASER .................................... A-36
     9A.  Nature of Purchase .............................................. A-36
     9B.  Source of Funds ................................................. A-37

10.  DEFINITIONS .......................................................... A-37
     10A. Yield-Maintenance Terms ......................................... A-37
     10B. Other Terms ..................................................... A-38

11.  MISCELLANEOUS ........................................................ A-66
     11A. Note Payments ................................................... A-66
     11B. Expenses ........................................................ A-67

                            (NOT PART OF AGREEMENT)

     11C. Consent to Amendments ........................................... A-67
     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes .. A-68
     11E. Persons Deemed Owners; Participations ........................... A-68
     11F. Accounting ...................................................... A-68
     11G. Directly or Indirectly .......................................... A-69
     11H. Survival of Representations and Warranties; Entire Agreement .... A-69
     11I. Successors and Assigns .......................................... A-69
     11J. Disclosure to Other Persons ..................................... A-69
     11K. Notices ......................................................... A-70
     11L. Payments Due on Non-Business Days ............................... A-71
     11M. Satisfaction Requirement ........................................ A-71
     11N. Governing Law ................................................... A-71
     11O. Severability .................................................... A-71
     11P. Descriptive Headings ............................................ A-71
     11Q. Counterparts .................................................... A-71
     11R. Severalty of Obligations ........................................ A-71

Annex 1     --   Purchaser Schedule
Annex 2     --   Payment Instructions at Closing
Annex 3     --   Information as to Company

Exhibit A   --   Form of 9.33% Senior Note Due December 15,
Exhibit B1  --   Form of Purchasers' Special Counsel's Opinion
Exhibit B2  --   Form of Company's General Counsel Opinion
Exhibit C   --   Form of Officers' Certificate
Exhibit D   --   Form of Secretary's Certificate
Exhibit E   --   Form of Notice of Sale

                                   ROHR, INC.
                                FOOT OF H STREET
                         CHULA VISTA, CALIFORNIA 92012

                                --------------

                      AMENDED AND RESTATED NOTE AGREEMENT

                                --------------

              $62,000,000 9.33% SENIOR NOTES DUE DECEMBER 15, 2002



                                                        Dated as of May 10, 1994



[Insert Name and Address
of Each Purchaser]



Ladies and Gentlemen:

     The undersigned, Rohr, Inc. (herein called, together with its successors, the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto as Annex 1 (herein called the "Purchasers") as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company has authorized the issuance of its senior promissory notes in the aggregate principal amount of $62,000,000, dated the date of issue thereof, to mature December 15, 2002, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of nine and thirty-three one-hundredths percent (9.33%) per annum and on overdue payments at the rate specified therein, which senior promissory notes have been amended pursuant to the First Amendment and, as amended, are substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company sold to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser purchased from the Company the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto as Annex 1 at one hundred percent (100%) of such aggregate principal amount. On the date of closing, December 22, 1992 (herein called the "Closing Date"), the Company delivered to each Purchaser, at the offices of Hebb & Gitlin, a Professional Corporation, at One State Street, Hartford, Connecticut, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule attached as Annex 1 hereto against payment of the purchase price thereof by transfer of immediately available funds as directed by the Company on Annex 2 attached hereto.

     3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder was subject to the satisfaction, on or before the Closing Date, of the following conditions:

     3A. OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Hebb & Gitlin, who is acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request, substantially in the form of Exhibit B1 attached hereto.

     3B. OPINION OF COMPANY'S COUNSEL. Such Purchaser shall have received from Richard Madsen, Esq., general counsel for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B2 attached hereto.

     3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 hereof shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to such Purchaser a certificate dated the Closing Date, substantially in the form of Exhibit C attached hereto, and signed by the officers indicated in such form, to such effect. The Company shall have delivered a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D attached hereto, with respect to the matters therein set forth.

     3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     3F. SALE OF NOTES TO OTHER PURCHASERS. The Company shall have sold to the other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

     3G. CLOSING EXPENSES. The Company shall have paid at the closing the statement for fees and disbursements of the special counsel for the Purchasers presented at the closing.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A hereof, prepayment with respect to the optional prepayments permitted by paragraph 4B hereof, repurchase by the Company at the option of each holder as specified in paragraph 4E, paragraph 4G hereof and paragraph 5I hereof.

     4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of Eight Million Eight Hundred Fifty Thousand Dollars ($8,850,000) on December 15 in each of the years 1996 to 2001, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining Eight Million Nine Hundred Thousand Dollars ($8,900,000) in principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Company, at one hundred percent (100%) of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B hereof not less than 30, nor more than 60, days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B of this Agreement. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B hereof, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. In addition, the Company shall, on the day before such prepayment date, deliver, by facsimile, a written notice to such recipient of the amount of the Yield-Maintenance Amount, if any, together with supporting calculations in reasonable detail.

     4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or paragraph 4B of this Agreement, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of the Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, paragraph 4B or paragraph 5I) in proportion to the respective outstanding principal amounts thereof.

     4E.  RIGHT TO PUT.

          (i) GRANTING OF PUT. The Company hereby gives and grants to each holder of Notes the option, right and privilege (such option, right and privilege herein collectively referred to as the "Right to Put") to require the Company, upon or after the occurrence of any Designated Event, to purchase from such holder on the terms and conditions hereinafter set forth, and the Company agrees so to purchase from such holder, for an amount equal to the Agreed Put Consideration, all, but not less than all, of the Notes held by such holder.

          (ii) EXERCISE OF PUT. Within ten (10) Business Days after the occurrence of any Designated Event, the Company shall give each holder of Notes substantially simultaneous written notice thereof describing such Designated Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to ninety (90) days after any holder of Notes shall receive such notice, such holder may exercise its Right to Put by delivering to the Company a notice of sale (a "Notice of Sale") substantially in the form of Exhibit E hereto. If a holder of Notes shall deliver a Notice of Sale, the Company shall purchase the Notes then held by such holder on the date specified in such notice (which shall be not less than fifteen (15) days after delivery of such Notice of Sale), and such holder shall sell such Notes to the Company without recourse, representation or warranty (other than as to such holder's full right, title and interest to such Notes free of any adverse claim therein), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to paragraph 11.A hereof or to such other account as may be specified in such notice, equal to the Agreed Put Consideration. Promptly after (and, in any event, within two (2) Business Days of) its receipt of any Notice of Sale, the Company shall give substantially simultaneous written notice thereof to all other holders of Notes. Each holder of Notes shall have the rights specified in this paragraph 4.E with respect to each Designated Event which shall occur, regardless of any act or omission to act with respect to any previous Designated Event.

     4F. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of the Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly (other than pursuant to paragraph 4E hereof, paragraph 4G or paragraph 5I hereof), Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of the Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement except as provided in paragraph 4D hereof.

     4G. TENDER OF NOTES IN PAYMENT OF WARRANT EXERCISE PRICE. The Warrant Agreement will provide that the purchase price for the Warrants issuable thereunder may be paid, in whole or in part, by a tender of Notes. The Company shall be deemed to have reacquired a principal amount of Notes equal to the aggregate principal amount of Notes tendered in payment of the

Warrant exercise price, and such Notes so deemed to have been reacquired shall not be considered outstanding for any purposes of this Agreement. In the event that less than the entire outstanding principal amount of a Note is tendered in payment of the Warrant exercise price, the Company shall issue and deliver to the holder thereof a new Note equal in principal amount to the outstanding principal amount of the Note so tendered less the portion thereof applied to the Warrant exercise price.

     5.   AFFIRMATIVE COVENANTS.

     5A. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, pay before they become delinquent,

          (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, will more likely than not result in the creation of a Lien upon its Property, provided that items of the foregoing description need not be paid while being contested in good faith and in an appropriate manner.

     5B. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE; OTHER MATTERS. The Company will, and will cause each Subsidiary to,

          (i) PROPERTY -- maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

          (ii)  INSURANCE --

               (a) maintain, with financially sound and reputable insurers, insurance (or maintain self-insurance, including without limitation, insurance with subsidiaries, if that shall be reasonable in the circumstances) with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, public liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is reasonably appropriate for the risks associated with the business of the Company and the Subsidiaries; and

               (b) at the request of any Significant Holder, deliver to such Significant Holder for examination, as soon as practicable, policies or certificates of insurance or self-insurance or certificates of insurance brokers evidencing compliance with the provisions of this clause (ii);

          (iii) FINANCIAL RECORDS -- keep true books of records and accounts in which full and correct entries shall be made of all its business transactions so that the financial statements required by paragraph 5D hereof may be prepared in accordance with generally accepted accounting principles as in effect at the time of such preparation;

          (iv) CORPORATE EXISTENCE AND RIGHTS -- maintain, preserve and renew the Company's existence as a corporation organized under the laws of a state of the United States of America;

          (v) COMPLIANCE WITH LAW -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, laws, ordinances, rules or regulations relating to environmental matters) and not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain will, more likely than not, materially adversely affect the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes;

          (vi) OFFERING OF NOTES -- take no action (and will allow no agent acting on its behalf to take any action) that would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction; and

          (vii) USE OF PROCEEDS -- use the proceeds of sale of the Notes to repay Debt of the Company, to reduce the amount of receivables sold pursuant to the Trade Receivables Agreement and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation
     G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as was in effect on the Closing Date, as is now in effect or as the same may hereafter be in effect.

     5C. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE. The Company will punctually pay, or cause to be paid, the principal and interest (and Yield-Maintenance Amount, if any) to become due in respect of the Notes according to the terms thereof and shall maintain an office at the address of the Company set forth in paragraph 11K hereof where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at such address until such time as the Company shall notify in writing the holders of the Notes of any change of location of such office.

     5D. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in quadruplicate:

          (i) as soon as practicable and in any event within sixty (60) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and the Subsidiaries for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, accompanied by additional financial statements containing the same information prepared in accordance with generally accepted accounting principles as then in effect if the accounting principles applied by the Company in the preparation of the financial statements first described in this clause (i) differ in any material respect from generally accepted accounting principles as then in effect, in both cases in reasonable detail and satisfactory in form to the Required Holders and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments, provided, however, that so long as the accounting principles applied by the Company in the preparation of the financial statements first described in this clause (i) do not differ in any material respect from generally accepted accounting principles as then in effect, delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) (provided that such Form 10-Q is accompanied by any other financial information incorporated by reference in such Form 10-Q, and provided further, that the Company provide to each holder of Notes who so requests in writing any document incorporated by reference in such Form 10-Q);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and the Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and the Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, accompanied by additional financial statements containing the same information prepared in accordance with generally accepted accounting principles as then in effect if the accounting principles applied by the Company in the preparation of the financial statement first described in this clause (ii) differ in any material respect from generally accepted accounting principles as then in effect, in both cases all in reasonable detail and satisfactory in form to the Required Holders and, as to the consolidated statements prepared in accordance with generally accepted accounting principles as then in effect, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in form and substance to the Required Holders and, as to the consolidating statements and financial statements not certified by such independent public accountants, certified by an authorized financial officer of the Company, provided, however, that so long as the accounting principles applied by the Company in the preparation of the financial statements first described in this clause (ii) do not differ in any material respect from generally accepted accounting principles as then in effect, delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) (provided that such Form 10-K is accompanied by any other financial information incorporated by reference in such Form 10-K, and provided further, that the Company provide to each holder of Notes who so requests in writing any document incorporated by reference in such Form 10-K);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary (to be provided to each Significant Holder at such time, if any, as the contents of or analysis contained within any such report is (or becomes likely to be) incorporated into a Form 10-Q or a Form 10-K filing to be made by the Company with the Securities and Exchange Commission);

          (v) copies of all agreements governing and instruments evidencing Debt (other than Debt of a type described in subsection (vi) of the definition of Debt) of the Company or any Consolidated Subsidiary containing any Financial Covenant, and all agreements amending, modifying or supplementing any such agreement or instrument affecting, adding or deleting any Financial Covenant, in each case, entered into on or after the First Amendment Date;

          (vi) all certificates and notices delivered or required to be delivered to the holders of any other Debt of the Company or any Consolidated Subsidiary on or after the First Amendment Date, in each case, in connection with the compliance by the Company or any Consolidated Subsidiary with any Financial Covenant; and

          (vii) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

     Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate (a) demonstrating (with computations in reasonable detail, where appropriate) compliance by the Company and the Subsidiaries with the provisions of paragraph 6A through paragraph 6M hereof and paragraph 5I, (b) demonstrating a reconciliation in reasonable detail of the differences between financial statements prepared in accordance with generally accepted accounting principles as then in effect and any other similar financial statements provided contemporaneously therewith prepared other than in accordance with generally accepted accounting principles, (c) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, and (d) stating whether or not there has been any material change in the self-insurance requirements of the Company.

     Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     5E. DEFAULT NOTICES. The Company covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5F. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of any Significant Holder, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such Significant Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5F, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5G. INSPECTION OF PROPERTY. The Company will permit any Person designated in writing by any Significant Holder, at such Significant Holder's expense (or if an Event of Default or a Default shall exist, at the expense of the Company), to visit and inspect any of the Properties of the Company and the Subsidiaries, to examine the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom, all at such reasonable times and as often as such Significant Holder may reasonably request. In addition, so long as (i) a Default or an Event of Default shall have occurred and be continuing, (ii) in the reasonable judgment of any Significant Holder, a material adverse change shall have occurred with respect to the business or financial condition of the Company and the Subsidiaries taken as a whole, or
(iii) any Significant Holder shall have a reasonable basis for questioning the validity of any line item in any financial statement of the Company or the validity of such financial statement as a whole, the Company will permit any Person designated in writing by any Significant Holder to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5H. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6A hereof or any similar provision incorporated herein by reference (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C hereof), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5I.  INVOLUNTARY PREPAYMENT.

          (i) Upon the occurrence of any Prepayment Event, the Company shall make an offer to the holders of Notes to repurchase the Notes as set forth in this paragraph 5I. Immediately upon the occurrence of the Prepayment Event but in any event within five (5) Business Days thereafter, the Company shall give each holder of the Notes substantially simultaneous written notice thereof describing such Prepayment Event in reasonable detail including, without limitation, a description of the issue of Debt giving rise to such Prepayment Event, the facts and circumstances surrounding the occurrence thereof, the manner of the prepayment, redemption or defeasance of such other Debt in connection therewith and the manner specified in this paragraph 5I of accepting or rejecting such offer by the holder. Such notice shall also contain the Company's offer (the "Prepayment Offer") to purchase from each such holder of Notes a principal amount of the Notes held by such holder equal to its Noteholder Share of the Ratable Prepayment Amount at a purchase price equal to the Agreed Put Consideration.

          (ii) A holder of Notes may accept the Prepayment Offer, in whole or in part, through a written acceptance (the "Noteholder Acceptance") delivered to the Company within forty-five (45) days of such holder's receipt of the Prepayment Offer (the "Offer Period"). Promptly after (and, in any event, within two (2) Business Days of) its receipt of any Noteholder Acceptance, the Company shall give substantially simultaneous written notice thereof to all other holders of Notes.

          (iii) If such holder shall accept the offer, the Company shall purchase that portion (the "Prepayment Portion"), expressed as a percentage, of the principal amount of Notes held by such holder specified in its Noteholder Acceptance, provided that the principal amount of Notes the Company is required to purchase shall not exceed such holder's Noteholder Share of the Ratable Prepayment Amount. Such purchase shall be made on the fifteenth (15th) day after the expiration of the Offer Period or, if later, the first day on which any holder of any other issue of Debt would receive a prepayment in respect of such Prepayment Event but in no event later than sixty (60) days after the expiration of the Offer Period. On the date of purchase, such holder shall sell the Prepayment Portion of such Notes to the Company without recourse, representation or warranty (other than as to such holder's full right, title and interest to the Prepayment Portion of such Notes free of any adverse claim created by such holder therein), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to paragraph 11.A hereof or to such other account as may be specified in such notice, equal to the Agreed Put Consideration.

          (iv) Upon any partial prepayment of a Note pursuant to this paragraph 5I, such Note may, at the option of the holder thereof, be:

               (a) surrendered to the Company, in which case the Company shall promptly execute and issue to the holder thereof a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note after giving effect to such prepayment; or

               (b) made available to the Company for notation thereon of the portion of the principal so prepaid.

     In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

          (v) If the occurrence of any Prepayment Event causes the Company or any Subsidiary to defease, prepay, repurchase or have a reduction in the available commitment under any issue of Debt prior to the time that any Notes would be repurchased hereunder, then simultaneously with such defeasance, prepayment, repurchase or reduction in respect of such other Debt, the Company shall pay to each holder an amount equal to its Noteholder Share of the Ratable Prepayment Amount at a purchase price equal to the Agreed Put Consideration, which payment shall satisfy all obligations of the Company to the holders in respect of clauses (i) through
     (iii), inclusive, of this paragraph 5I. At the time of the making of such payment, the Company shall notify the holder of such payment in writing, which notice shall state that such payment is being made pursuant to this paragraph 5I(v), shall contain a description of the issue of Debt giving rise to such Prepayment Event, the facts and circumstances surrounding the occurrence thereof and the manner of the prepayment, redemption or defeasance of such other Debt in connection therewith (unless such information shall have been contained in a previously delivered notice pursuant to paragraph 5I(i) with respect to such Prepayment Event) and describe the procedure detailed in this paragraph 5I(v) pursuant to which a holder may elect to rescind such payment.

          In the event that a holder of Notes receiving a payment pursuant to this paragraph 5I(v) elects to rescind the prepayment arising from such Prepayment Event with respect to all Notes or any portion of the Notes held by such holder, such holder shall deliver to the Company, within forty-five
     (45) days of such holder's receipt of the notice specified in this paragraph 5I(v), written notice of such recision, and shall contemporaneously pay to the Company in immediately available funds an amount equal to the amount so paid such holder pursuant to this paragraph 5I(v) or, in the case of a recision with respect to only a portion of the prepayment made to such holder, an amount equal to that portion of such prepayment which such holder wishes to rescind.

          (vi) Each holder of Notes shall have the rights specified in this paragraph 5I with respect to each Prepayment Event which shall occur, regardless of any act or omission to act with respect to any previous Prepayment Event. In the event that the Prepayment Event is also a Designated Event subject to paragraph 4 of this Agreement, the Company shall comply with the provisions of clause (v) of this paragraph 5I with respect to the matters contained therein; in all other respect such Designated Event will be treated as a Designated Event and not as a Prepayment Event, and the Company will be required to comply with paragraph 4E in connection therewith. In the event that the Prepayment Event would also be an event which results in an Event of Default, this paragraph 5I shall not be deemed to in any respects limit the rights and remedies of the holders under paragraph 7.

          (vii) Prepayments made pursuant to this paragraph 5I shall be applied ratably to the obligations of the Company to make required prepayments in respect of the Notes pursuant to paragraph 4A hereof and to pay the remaining principal amount thereof at maturity.

     6.   NEGATIVE COVENANTS.

     6A.  LIMITATIONS ON LIENS.

          (i) NEGATIVE PLEDGE. The Company will not, and will not permit any Subsidiary to, create, assume, or suffer to exist any Lien upon any of the Property of the Company or any Subsidiary, whether now owned or hereafter acquired, except:

               (a) Liens securing Debt and other obligations in an aggregate principal amount at any time not exceeding ten percent (10%) of Consolidated Tangible Net Worth at such time, provided, however, that neither the Company nor any Subsidiary shall create, assume or otherwise incur any Lien upon any of its respective Properties unless the Company is in compliance with paragraph 6L of this Agreement;

               (b) Liens arising out of transactions contemplated by the terms of the Trade Receivables Agreement;

               (c) Purchase Money Mortgages if, after giving effect thereto and to any concurrent transactions:

                    (i) each such Purchase Money Mortgage secures an amount not exceeding one hundred percent (100%) of the cost of the particular Property to which it relates (or, in the case of a Lien existing on any Property of any corporation at the time it becomes a Subsidiary, the Fair Market Value of such Property at such time);

                    (ii) such Purchase Money Mortgage encumbers only Property
               (A) purchased after the Closing Date and (B) acquired with the proceeds of the Debt secured thereby; and

                    (iii) such Property was acquired in the ordinary course of business of the corporation acquiring such Property,

          provided, however, that neither the Company nor any Subsidiary shall create, assume or otherwise incur any Purchase Money Mortgage unless the Company is in compliance with paragraph 6L of this Agreement;

               (d) Liens incurred in connection with Lease Transactions to the extent that such Liens encumber Property covered by such Lease Transactions; provided, however, that neither the Company nor any Subsidiary shall create, assume or otherwise incur any such Liens unless the Company is in compliance with paragraph 6L of this Agreement, and provided further that, immediately after giving effect to the investment of the Company or the Subsidiary in such Lease Transaction, the aggregate amount of the investments then outstanding of the Company and the Subsidiaries in all Lease Transactions does not exceed Fifty Million Dollars ($50,000,000), it being agreed that for the purpose of such calculation the amount of each investment shall be determined on a Net After-Tax Cash Basis;

               (e) Liens upon San Marcos Bonds, and the proceeds thereof, which have been repurchased upon tender by the holders thereof in accordance with the terms of the indenture governing such San Marcos Bonds, until, but only until, the trustee with respect to such San Marcos Bonds has received the purchase price therefor upon the remarketing thereof and the issuer of the letter of credit that was drawn in connection with such tender has been reimbursed for such amounts drawn; provided, however, that the Company shall actively seek to remarket such bonds pursuant to the provisions of the IDB Financing of the Company's San Marcos, Texas facility or, to the extent necessary in connection with any termination of any outstanding letter of credit relating to such facility, to modify the structure of such IDB Financing to the extent necessary to permit a long-term reissuance of the repurchased San Marcos Bonds; and

               (f) unless, at the time of incurrence thereof, a Default or an Event of Default shall occur or be continuing, Liens incurred in connection with the deposit of cash collateral to secure reimbursement obligations of the Company relating to the San Marcos Bonds, but only in connection with the extension of an outstanding letter of credit relating to such facility and only in an amount of cash collateral not exceeding the maximum amount which may be drawn under such letter of credit; provided, however, that the Company shall actively seek to obtain a replacement letter of credit that does not require cash collateralization (and thus relieves the Company of any requirement to deposit cash collateral or to secure such reimbursement obligations);

     it being understood that each such Lien may be allocated by the Company to any one of the preceding categories in which it may, by the terms of such category, be included.

          (ii) FINANCING STATEMENTS. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a Lien that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this paragraph 6.A or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

     6B.  LIMITATIONS ON LEASES.

          (i) LIMITATIONS ON LEASES. The Company will not, and will not permit any Subsidiary to, at any time be or become liable at any time as lessee under any lease (other than a lease giving rise to a Capitalized Lease Obligation) having an original (or then unexpired) term of one year or more if:

               (a) the aggregate Net Rentals payable in any period of twelve
          (12) consecutive calendar months following such time under such lease and all other such leases under which the Company or a Subsidiary is lessee, minus

               (b) all amounts of a similar nature due from sub-lessees under such leases that are reasonably expected to be collected during the same period,

     would exceed ten percent (10%) of Consolidated Tangible Net Worth at such time.

          (ii) SUBSIDIARY. Any corporation that becomes a Subsidiary after the Closing Date shall be deemed to have become liable as lessee, at the time it becomes a Subsidiary, under all leases (under which it is liable as lessee) of such corporation existing immediately after it becomes a Subsidiary.

     6C. LIMITATIONS ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, issue, assume or guarantee any Debt (other than Intercompany Debt) except that:

          (i)  on or prior to April 26, 1997:

               (a) the Company may incur Debt under the Credit Agreement or an Acceptable Replacement Credit Facility;

               (b) the Company may incur the 1994 Senior Debt and the 1994 Subordinated Debt;

               (c) the Company and the Subsidiaries may incur unsecured Debt, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, however, that no more than $5,000,000 of such amount may be Debt of Subsidiaries;

               (d) the Subsidiaries may incur Debt under revolving credit facilities so long as the aggregate amount of all such Debt outstanding at any time shall not exceed $5,000,000;

               (e) the Company and the Subsidiaries may incur Debt described in clause (vi) of the definition of "Debt" contained in paragraph 10B;

               (f) Debt incurred in connection with the resale or remarketing of San Marcos Bonds, but only to the extent that:

                    (i) San Marcos Bonds in an aggregate principal amount of
               Sixteen Million Five Hundred Thousand Dollars ($16,500,000) were issued and outstanding and held and owned by Persons other than the Company, any Subsidiary or any Affiliate on May 10, 1994; and

                    (ii) the San Marcos Bonds to be resold or remarketed were
               repurchased by the Company upon tender by the holders thereof after May 10, 1994 in accordance with the terms of the indenture governing the San Marcos Bonds;

          and

               (g) replacement unsecured San Marcos Bonds, in an aggregate principal amount not exceeding Sixteen Million Five Hundred Thousand Dollars ($16,500,000), if, and only if, Sixteen Million Five Hundred Thousand Dollars ($16,500,000) in aggregate amount of San Marcos Bonds were redeemed in full as a result of the failure of the bank which has issued any letter of credit relating to the San Marcos Bonds to extend or renew such outstanding letter of credit (for the avoidance of doubt, the aggregate principal amount of San Marcos Bonds and replacement San Marcos Bonds, whether outstanding on the date hereof or thereafter issued pursuant to clause (f) or clause (g) of this paragraph 6C(i), shall not exceed Sixteen Million Five Hundred Thousand Dollars ($16,500,000) at any time);

     in each case, so long as after the incurrence thereof, and after giving effect thereto, no Default or Event of Default (including any Default or Event of Default arising out of any breach of paragraph 6R hereof) shall have occurred or be continuing; and

          (ii) on or after April 27, 1997, and at any time during any period set forth in the tables below, the Company or any Subsidiary may incur Debt if, immediately after giving effect to such incurrence of Debt:

               (a) Consolidated Senior Debt would not exceed the percentage applicable to such period of the sum of Consolidated Total Debt plus Consolidated Tangible Net Worth, all as set forth in the table immediately below:

               If such time occurs during the period:    Percentage:
               -------------------------------------     ----------
               From April 27, 1997 through
               and including July 31, 1998                 38.00%

               At all times on or after
               August 1, 1998                              35.00%;

          and

               (b) Combined Subsidiary Debt would not exceed five percent (5%) of Consolidated Tangible Net Worth;

     and so long as after the incurrence thereof, and after giving effect thereto , no Default or Event of Default (including any Default or Event of Default arising out of any breach of paragraph 6L or paragraph 6R hereof) shall have occurred or be continuing.


     6D. LIMITATIONS ON MERGERS AND SALES OF ASSETS. The Company will not, and will not permit any Subsidiary to (whether in a single transaction or a series of transactions), consolidate with, merge into or transfer substantially all of its Property (whether now owned or hereafter acquired) to any other Person, or permit any other Person to consolidate with, merge into, or transfer substantially all of its Property to, the Company, except that any Subsidiary may merge or consolidate with or into, or transfer substantially all of its Property to, or acquire substantially all of the Property of, any other Person and the Company may merge or consolidate with or into, or acquire substantially all of the Property of, any other Person, if:

          (i) in the case of any merger or consolidation involving the Company, the corporation that results from such merger or consolidation is organized under the laws of the United States of America or any jurisdiction thereof and such corporation expressly assumes in writing the due and punctual payment of the principal of, and Yield-Maintenance Amount, if any, and interest on, all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, all in an agreement or instrument satisfactory in form and substance to the Required Holders;

          (ii) immediately after the consummation of the transaction, and after giving effect thereto, the Company, the corporation that results from any such merger or consolidation with the Company or the Person that acquires such Property from the Company, and in each case, its Subsidiaries shall be engaged principally in the businesses of either or both of manufacturing and distributing aerospace products or technically related products and of providing services related to such products;

          (iii) immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default or Default would exist; and

          (iv) immediately after the consummation of the transaction, and after giving effect thereto, the Company could incur at least One Dollar ($1.00) of additional Debt pursuant to paragraph 6.C hereof.

     6E. ADJUSTED CONSOLIDATED TANGIBLE NET WORTH MAINTENANCE. The Company will maintain at all times Adjusted Consolidated Tangible Net Worth of not less than the sum of:

               (i)  $125,000,000; plus

               (ii) the sum of the Fiscal Quarter Net Worth Increase Amounts for each fiscal quarter of the Company ended after July 31, 1994; plus

               (iii) the aggregate amount of all capital contributions (which amount shall include, without limitation, all amounts attributable to the conversion of debt of the Company to equity of the Company, valued at the amount added to stockholders' equity in accordance with GAAP) received by the Company or any Consolidated Subsidiary (in each case, other than contributions originally made by the Company or any Consolidated Subsidiary) in cash, in Property other than cash or by conversion of Debt of the Company at any time after the Third Amendment Date.

     6F.  LIMITATIONS ON DISTRIBUTIONS.

          (i) LIMIT ON DISTRIBUTIONS. The Company will not, and will not permit any Subsidiary to, at any time declare or make or incur any liability to declare or make any Distribution; provided, however, that:

               (a) the Company may, repurchase, purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire such stock issued pursuant to Restricted Stock Plans, Stock Option Plans, Stock Incentive Plans, the Rights Agreement, the ESOP, or Non-Employee Directors Stock-Option Plans;

               (b) the Company may declare or make any Distribution if, immediately after giving effect to such Distribution,

                    (i)   the Debt Ratio would not exceed 2.50:1.00;

                    (ii) the Company could incur $1.00 of additional Debt pursuant to paragraph 6.C hereof;

                    (iii) if the time of declaration or making, as the case may be, of such Distribution is on or prior to April 26, 1997, Consolidated Senior Debt at such time would not exceed thirty-eight percent (38%) of the sum of Consolidated Total Debt plus Consolidated Tangible Net Worth at such time; and

                    (iv) after giving effect to such transactions, no Event of Default or Default would then exist; and

               (c) the Company may declare or make any Permitted Preferred Dividend if, prior to and immediately after giving effect to such Permitted Preferred Dividend, no Default or Event of Default shall exist.

          (ii) TIME OF PAYMENT. The Company will not authorize a Distribution on its capital stock which is not payable within sixty (60) days of authorization.

     6G. FIXED CHARGE COVERAGE. The Company will maintain for each day a ratio of Consolidated Net Income Available for Fixed Charges for the period of 365 consecutive days (or 366 consecutive days for any such period that includes February 29) ending on such day to Consolidated Fixed Charges for such period, of not less than the ratio set forth in the chart below opposite the period set forth below in which such day occurs:

                        Period                   Ratio
                        ------                   -----

               Fiscal Year 1994                  1.40 to 1.00
               Fiscal Year 1995                  1.55 to 1.00
               Fiscal Year 1996                  1.90 to 1.00
               Fiscal Year 1997 and thereafter   2.00 to 1.00;

     6H. LIMITATIONS ON CAPITAL EXPENDITURES. The Company will not, and will not permit any Subsidiary to, make, on or before April 26, 1997, any expenditures for fixed or capital assets which would cause the aggregate of all such expenditures made by the Company and the Subsidiaries in any period of four full consecutive fiscal quarters to exceed the sum of the amounts set forth below opposite such four fiscal quarters:

                   Fiscal Quarters               Amounts
                   ---------------               -------
               Each Fiscal Quarter 1994            $4,500,000
               Each Fiscal Quarter 1995            $6,000,000
               Each Fiscal Quarter 1996            $7,500,000
               Each Fiscal Quarter 1997            $7,500,000.

     6I. PRIVATE OFFERING. The Company will not, and will not permit anyone acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     6J. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell or transfer any Property to, or purchase or acquire any Property of, or otherwise engage in any other transaction with, any Affiliate, except at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, provided, however, that this paragraph 6J shall not prohibit any transaction between (i) the Company or any Subsidiary and (ii) any Affiliate that is an EEC Affiliate, if such transaction will not have a material, adverse effect on the business, condition (financial or otherwise) or operations of the Company, any Subsidiary or any EEC Affiliate.

     6K. LINE OF BUSINESS. The Company shall not, nor shall it permit any Subsidiary to, make any change in the nature of its business if such change would constitute a material change in the nature of the business of the Company and the Subsidiaries taken as a whole as conducted on the Closing Date, or commence or permit any Subsidiary to commence any major project for the development of a new line of products or services other than aerospace products or technically related products or services related to such products; provided that the Company or any Subsidiary may commence any project for the development of such new line of products or services if, and only if, the aggregate costs and expenses related to all such projects (including, without limitation, budgeted costs (determined from time to time) for such new project minus any reasonably budgeted reimbursements for such costs due from parties other than the Company or the Subsidiaries) shall not exceed ten percent (10%) of Consolidated Tangible Net Worth at the time each such project is commenced.

     6L. LIMITATION ON CERTAIN OBLIGATIONS. The Company will not at any time permit the sum of (w) obligations secured by Liens allocated by the Company to the category described in paragraph 6A(i)(a) hereof, (x) obligations secured by Liens allocated by the Company to the category described in paragraph 6A(i)(c) hereof, (y) obligations secured by Liens allocated by the Company to the category described in paragraph 6A(i)(d) hereof which obligations were incurred on or subsequent to the Closing Date, and (z) Combined Subsidiary Debt, in each case at such time, to exceed fifteen percent (15%) of Consolidated Tangible Net Worth at such time.

     6M.  INCORPORATION OF NEGATIVE COVENANTS.

          (i) During all such times as both the Credit Agreement shall remain in force, and either any Debt shall be outstanding thereunder or the lenders party thereto shall have any obligation to lend or make advances thereunder:

               (a) the provisions of paragraph 6A (except for clauses (i)(e) and (i)(f) thereof, to the extent provided in paragraph 6M(i)(c) below) and paragraph 6B of this Agreement shall be of no force and effect;

               (b) the provisions of Sections 5.02(b), 5.02(c), 5.02(d), 5.02(e), 5.02(g), 5.02(h) and 5.02(i) of the Credit Agreement, as in effect on the Third Amendment Date (after giving effect to the Seventh Amendment to the Credit Agreement), but without amendment, supplement or modification (except as set forth in paragraph 6M(ii) hereof), and together with all relevant definitions pertaining thereto, shall be incorporated herein by reference, mutatis mutandis;

               (c) the Company shall not, nor shall it permit any Subsidiary to, create, assume or suffer to exist any Lien securing any Debt existing on the date hereof or incurred thereafter in connection with any IDB Financing, except for such Liens as are expressly permitted by the provisions of clause (e) or clause (f) of paragraph 6A(i) hereof;

     provided, however, that at all times during which either the Credit Agreement shall be of no force or effect, or there shall be no Debt outstanding thereunder and no obligation on the part of the lenders thereto to lend or make any advance thereunder, the provisions of paragraph 6A and paragraph 6B of this Agreement shall be in full force and effect.

          (ii)  If at any time:

               (a) after the Third Amendment Date, the Credit Agreement is amended, supplemented or modified to provide Financial Covenants in addition to, or which are more restrictive of the Company or the Consolidated Subsidiaries than, the provisions of the Credit Agreement, as in effect on the Third Amendment Date

          (after giving effect to the Seventh Amendment to the Credit Agreement dated as of such date);

               (b) after the First Amendment Date, the Company enters into any other agreement governing, or executes any other instrument evidencing, any Debt (or any commitment to lend), other than Debt or commitments solely among the Company and/or one or more Consolidated Subsidiaries; or

               (c) after the First Amendment Date, the Company enters into any amendment, supplement or modification of any agreement governing, or any instrument evidencing, any Debt (or any commitment to lend), other than Debt or commitments solely among the Company and/or one or more Consolidated Subsidiaries;

     then, and in each such case, each Financial Covenant set forth in such amendment, supplement, modification or other agreement or instrument shall be incorporated by reference herein for the remaining term of such agreement or instrument, but only to the extent that such covenant is more restrictive of the Company or the Consolidated Subsidiaries than the corresponding provision of this Agreement.

          (iii) In the event that any Financial Covenant contained in any other agreement governing, or instrument evidencing, any Debt (or commitment to lend), which Financial Covenant has been or is incorporated into this Agreement pursuant to the provisions of paragraph 6M(ii) hereof, is amended, supplemented or modified to make such Financial Covenant less restrictive of the Company or the Consolidated Subsidiaries than the incorporated Financial Covenant, the more restrictive incorporated Financial Covenant shall continue to be incorporated herein for the remaining term of such agreement or instrument notwithstanding such amendment, supplement or modification. Notwithstanding the foregoing sentence, if the provisions of such incorporated Financial Covenant were expressed when incorporated to be more restrictive on a temporary basis, or more restrictive only for a prescribed period, such more restrictive provision shall be incorporated herein only on such temporary basis or only for such prescribed period, as the case may be.

          (iv) No Financial Covenant incorporated herein by virtue of paragraph 6M(ii) or paragraph 6M(iii) hereof shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.

     6N. MAINTENANCE OF SENIOR STATUS. The Company will not take any action at any time to amend, modify or supplement any subordination provision (or any definition of any defined term as used in any such provision) in the Existing Subordinated Notes, the 1994 Subordinated Notes or any indenture governing the provisions of any thereof, or otherwise take any action which would result in any of the Existing Subordinated Notes or 1994 Subordinated Notes not being junior or subordinated in right of payment to the Notes to the same extent such Existing Subordinated Notes or 1994 Subordinated Notes, as the case may be, are subordinated to the Notes on the Third Amendment Date (after giving effect to the issuance of the 1994 Subordinated Notes). The Company shall not take any action which would result in the Notes not constituting, or not being fully entitled to the benefits of, "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the indenture governing the 1994 Subordinated Notes.

     6O. CERTAIN AMENDMENTS. The Company shall not, nor shall it permit any Consolidated Subsidiary to, consent to any amendment, modification, supplement or waiver of:

          (i) any of the provisions of any of Sections 3.02, 3.03, 3.04 or 3.05 of the Credit Agreement, as in effect on the Third Amendment Date (after giving effect to the Seventh Amendment to the Credit Agreement), or any other provision referred to therein or any defined term as used therein, other than a waiver by the banks party thereto of any condition set forth therein; or

          (ii) any other provision of the Credit Agreement or, prior to April 25, 1997, any Acceptable Replacement Credit Facility, to the extent that such amendment, modification, supplement or waiver would have the effect of:

               (a) reducing the amount or availability of credit thereunder, changing the timing of or reducing the commitments of the lenders thereunder to lend or make credits available pursuant thereto;

               (b) making more restrictive upon the Company any condition precedent to the funding of the credits available thereunder;

               (c) requiring the Company or any Subsidiary to grant any lender thereunder any Lien securing the obligations thereunder; or

               (d) requiring the Company or any Subsidiary to maintain any deposit accounts in any minimum amount, compensating balances, cash management or clearing house relationship or similar arrangements, with the lenders thereunder;

in each case, without the prior written consent of the Required Holders.

     6P. SALES OF ASSETS. The Company will not, and will not permit any Consolidated Subsidiary to, at any time after the First Amendment Date, sell, lease, transfer or otherwise dispose of any Property (except for sales of inventory and of obsolete or surplus Property in the ordinary course of business, sales of accounts receivable, the issuance of director's qualifying shares and sales, leases, transfers or other dispositions of Property to the Company or a Consolidated Subsidiary (collectively, "Excepted Property")); provided, however, that the foregoing restrictions shall not apply to the sale, lease, transfer or other disposition of any such Property to any Person if all of the following conditions are met:

          (i) the book value of all such Property then being sold, leased, transferred or otherwise disposed of, together with the book value of all other Property (other than Excepted Property) sold, leased, transferred or otherwise disposed of by the Company and the Consolidated Subsidiaries since the First Amendment Date shall not, in the aggregate, exceed ten percent (10%) of Consolidated Tangible Assets, determined as of the end of the then most recently ended fiscal quarter of the Company;

          (ii) in the case of the sale, lease, transfer or other disposition of a Consolidated Subsidiary (whether by disposition of any capital stock of such Consolidated Subsidiary, the Property thereof or otherwise) or a line or segment of business of the Company or a Consolidated Subsidiary, in either case, substantially as an entirety (except with respect to the sale, lease, transfer or other disposition of capital stock of a Consolidated Subsidiary), the sum of:

               (A) that portion, expressed as a percentage, of Gross Operating Income attributable to or contributed by all Property of a type described in this paragraph 6P(ii) and then being sold, leased, transferred or otherwise disposed of, for the period of eight (8) full consecutive fiscal quarters most recently ended on or prior to the date of such sale, lease, transfer or other disposition; plus

               (B) with respect to each other sale, lease, transfer or other disposition of Property of a type described in this paragraph 6P(ii) occurring during the period beginning on the later of the First Amendment Date and the beginning of the eight full (8) fiscal quarters of the Company most recently ended prior to the consummation of the transaction referred to in clause (A) above, and ending on the date of the transaction referred to in clause (A) above, that portion, expressed as a percentage, of Gross Operating Income attributable to or contributed by such Property described in this clause (B) for the period of eight (8) full consecutive fiscal quarters most recently ended on or prior to the date of such sale, lease, transfer or other disposition thereof;

     shall not exceed ten percent (10%);

          (iii) in the good faith opinion of the board of directors of the Company (or a committee of such board to whom such matter has been properly delegated), the sale, lease, transfer or other disposition is for Fair Market Value and is in the best interests of the Company; and

          (iv) immediately after the consummation of such sale, lease, transfer or other disposition, and after giving effect thereto, no Default or Event of Default would exist.

Sales and other dispositions of accounts receivable shall be subject to paragraph 6Q of this Agreement. Sales of all or any portion of the capital stock of a Consolidated Subsidiary shall, for purposes of determining the book value thereof in clause (i) above, be deemed to be the sale of all or such portion of the book value of the assets of the Consolidated Subsidiary which shall have issued such capital stock. Sales of all or a portion of the capital stock of any Consolidated Subsidiary shall, for purposes of determining its contribution to Gross Operating Income in clause (ii) above, be deemed to have contributed all or such portion of that proportion of Gross Operating Income attributable to the Consolidated Subsidiary which shall have issued such capital stock. As used in this paragraph 6P, the term `lease' shall mean an original lease, as lessor, by the Company or any Consolidated Subsidiary, and the continuance, extension or renewal of any existing lease shall not be treated as a lease pursuant to, or restricted by, this paragraph 6P.

     6Q. SALE OF RECEIVABLES. The Company covenants that it will not, and will not permit any Consolidated Subsidiary to, sell with recourse or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except pursuant to the Trade Receivables Agreement; provided, however, that the Company and any Consolidated Subsidiary may sell for book value the accounts receivable owing from any Person (i) that has commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings under the Bankruptcy Law of any other jurisdiction, or (ii) against whom any such case or proceedings have been commenced and have remained undismissed for a period of at least sixty
(60) days.

     6R. DEBT RATIO. The Company shall not permit the Debt Ratio for any day to be greater than the ratio set forth opposite the period set forth in the chart below in which such day occurs:

               Fiscal Year                       Ratio
               -----------                       -----

               1994                              5.60 to 1.00
               1995                              5.00 to 1.00
               1996                              4.10 to 1.00
               1997                              3.20 to 1.00
               1998                              2.80 to 1.00
               1999 and thereafter               2.50 to 1.00.

     7.   EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five (5) days after the date due; or

          (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a Purchase Money Mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to be repurchased by the Company or any Subsidiary, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds Fifteen Million Dollars ($15,000,000), and provided, further, that obligations for the deferred purchase price of goods or services (including, without limitation, Capitalized Lease Obligations and Purchase Money Mortgages) shall be excluded from the operation of this clause (iii) so long as such obligations are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor; or

          (iv) any representation or warranty made by the Company herein, in the First Amendment, the Second Amendment, the Third Amendment or any other amendment, modification or supplement hereto, or in the Warrant Agreement, or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement (including, without limitation, the certificates furnished by the Company at the closing) shall be false in any material respect on the date as of which made; or

          (v) the Company or any Subsidiary shall fail to perform or observe any covenant contained in paragraph 6 hereof, in paragraph 4E hereof, paragraph 5E hereof or paragraph 5I hereof; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein, in the First Amendment, the Second Amendment, the Third Amendment or in the Warrant Agreement or the Warrants, and such failure shall not be remedied within thirty (30) days after the occurrence of such failure first becomes known to any Senior Officer of the Company; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary that requires the divestiture of Properties representing at least ten percent (10%), or the divestiture of the stock of a Subsidiary whose assets represent at least ten percent (10%), of the consolidated assets of the Company and the Subsidiaries (determined in accordance with generally accepted accounting principles) or that requires the divestiture of assets, or stock of a Subsidiary, that shall have contributed at least ten percent (10%) to Consolidated Net Income for any of the three (3) fiscal years most recently ended as of the date such order, judgment or decree shall be entered, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xiii) a final judgment in an amount in excess of Fifteen Million Dollars ($15,000,000) is rendered against the Company or any Subsidiary and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any Subsidiary is generally not paying its debts as such debts become due; or

          (xv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding Ten Million Dollars ($10,000,000); or

          (xvi) any lender under the Credit Agreement or any Acceptable Replacement Credit Facility fails or refuses, or announces its intention to fail or refuse, to make any required advance under such Credit Agreement or any Acceptable Replacement Credit Facility, or refuses to lend due to or as a result of any material adverse change in the business, Properties, profits or condition (financial or otherwise) of the Company; or

          (xvii) there shall occur any "Change of Control" as defined in the indenture relating to the 1994 Subordinated Debt;

then

          (a) if such event is an Event of Default specified in clause (i) or
     (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of the Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company,

          (b) if such event is an Event of Default specified in clause (vii),
     (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

          (c) if such event is not an Event of Default specified in clause
     (vii), (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holders may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holders shall have given to the Company, at least ten (10) Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A hereof, the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C hereof, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A hereof or any such declaration shall be rescinded and annulled pursuant to paragraph 7B hereof, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

     8A.  SUBSIDIARIES.  Annex 2 to this Agreement accurately states,

          (i) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and

          (ii) the name of each of the Company's joint ventures and the nature thereof.

     Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     8B.  CORPORATE ORGANIZATION AND AUTHORITY.  The Company

          (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

          (ii) has all requisite legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted,

          (iii) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have any such licenses, certificates and permits, together with all other such failures, would not be likely to have a material and adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes, and

          (iv) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing as a foreign corporation, except where the failure to be so qualified, licensed and authorized in any jurisdiction, together with all such other failures, would not be likely to have a material and adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes.

The revenues and net income of the Company for the fiscal year ended July 31, 1992, and the total assets of the Company as of July 31, 1992, in each case exceed ninety percent (90%) of the consolidated revenues, consolidated net income, and consolidated assets of the Company and the Subsidiaries for such period and at such time.

     8C. FINANCIAL STATEMENTS. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company:

          (i) a consolidated balance sheet of the Company and its subsidiaries as at July 31 in each of the years 1990 to 1993, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for each such year, all reported on by Deloitte & Touche; and

          (ii) a consolidated balance sheet of the Company and its subsidiaries as at January 30, 1994 and January 31, 1993 and consolidated statements of income and cash flows for the three month period ended on each such date, prepared by the Company.

Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles as in effect at such time and consistently followed throughout the periods involved (except as otherwise noted therein) and show all liabilities, direct and contingent, of the Company and its subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole since July 31, 1993, except for charges in the third Fiscal Quarter of Fiscal Year 1994 to shareholders' equity in connection with the increases in the underfunded status of the Company's pension plans, and to income in connection with the expensing of unamortized pension benefit past service costs, each as described in the Company's Quarterly Report on Form 10-Q for Fiscal Quarter ended January 30, 1994.

     8D. ACTIONS PENDING. Except as set forth on Annex 3 hereto, it is not reasonably foreseeable that any action, suit, investigation or proceeding or group of similar actions, suits, investigations or proceedings (including, as such a group, without limitation, all actions, suits, investigations or proceedings arising out of federal or state environmental protection laws), pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any properties or rights of the Company or any of the Subsidiaries, by or before any court, arbitrator or administrative or governmental body would result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

     8E. OUTSTANDING DEBT. Neither the Company nor any of the Subsidiaries has outstanding any Debt except as permitted by paragraph 6C hereof. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8F. TITLE TO PROPERTIES. Each of the Company and the Subsidiaries has good and indefeasible title to its respective real Properties (other than Properties that it leases) and good title to all of its other respective Properties, including the Properties reflected in the balance sheet as at January 30, 1994 referred to in paragraph 8C(ii) hereof (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect.

     8G. PATENTS, TRADEMARKS, LICENSES, ETC. Each of the Company and the Subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto, necessary for the present conduct of its business, without any known conflict with the rights of others.

     8H. TAXES. Each of the Company and the Subsidiaries has filed all federal, state and other income tax returns that are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8I.  CONFLICTING AGREEMENTS AND OTHER MATTERS.

          (i) RESTRICTIONS. Neither the Company nor any of the Subsidiaries is a party to any contract or agreement or subject to any charter or bylaw restriction that would, in the aggregate with all other such contracts, agreements, or charter or bylaw restrictions, be more likely than not to have a material and adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes.

          (ii) CONFLICTS. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor the fulfillment of nor the compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of the Subsidiaries pursuant to, the charter or bylaws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is subject.

          (iii) RESTRICTIONS ON DEBT. Neither the Company nor any of the Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Annex 3 attached hereto.

          (iv) SALE IS LEGAL AND AUTHORIZED. Each of the sale of the Notes by the Company and compliance by the Company and each Subsidiary with all of the provisions of this Agreement and of the Notes:

               (a) is within the corporate powers of the Company and each Subsidiary; and

               (b) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

          (v) NOTES ARE ENFORCEABLE. The obligations of the Company under this Agreement and the Notes are valid, binding and enforceable in accordance with the terms of this Agreement and the Notes, except the enforceability hereof or thereof, as the case may be, may be:

               (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

               (b) subject to the availability of equitable remedies.

     8J. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken any action that would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8K. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any margin stock. The proceeds of sale of the Notes will be used to repay Debt of the Company, to reduce the amount of receivables sold pursuant to the Trade Receivables Agreement and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as was in effect on the Closing Date, as in effect now or as the same may hereafter be in effect.

     8L. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the IRC. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B hereof.

     8M. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with either or both of the Securities and Exchange Commission and state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8N. ENVIRONMENTAL COMPLIANCE. The Company and the Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

     8O. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of the Subsidiaries that in the future (so far as the Company can now foresee) would, in the aggregate with all other such facts, be more likely than not to have a material and adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes and that has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     8P.  COMPLIANCE WITH LAW.  Neither the Company nor any Subsidiary:

          (i) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; or

          (ii) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain is more likely than not to have, in the aggregate with all other such violations or failures, a material and adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes.

     8Q.  CERTAIN LAWS.

          (i) INVESTMENT COMPANY ACTS. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ii) ABSENCE OF FOREIGN OR ENEMY STATUS.  The Company is not

               (a) an "enemy" or an "ally of the enemy" within the meaning of
          Section 2 of the Trading with the Enemy Act, as amended, or any executive orders or regulations issued or promulgated pursuant thereto,

               (b) a "national" of any "designated enemy country" as such terms are defined in Executive Order No. 9095, as amended, of the President of the United States of America, or

               (c) a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 500 to 543).

          (iii) HOLDING COMPANY STATUS. The Company is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utilities Holding Company Act of 1935, as amended.

     9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

     9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's Property shall at all times be and remain within its control.

     9B. SOURCE OF FUNDS. No part of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of ten percent (10%) or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A.  YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid or purchased pursuant to paragraph 4B, paragraph 4.E or paragraph 5I hereof (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A hereof, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by

               (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,

               (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
          (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

     Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. Reinvestment Yield calculated as aforesaid shall be increased by twenty-five one-hundredths percent (0.25%) per annum in the case of any Settlement Date occurring after December 15, 1998.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing

               (i)  such Called Principal into

               (ii) the sum of the products obtained by multiplying

                    (a) each Remaining Scheduled Payment of such Called
               Principal (but not of interest thereon) by

                    (b) the number of years (calculated to the nearest one-
               twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid or purchased pursuant to paragraph 4B, paragraph 4E or paragraph 5I hereof or is declared to be immediately due and payable pursuant to paragraph 7A hereof, as the context requires.

          "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of

               (i)  such Called Principal plus

               (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.

     The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

          "1994 SENIOR DEBT" shall mean the Company's Senior Notes Due 2003, in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) on substantially the terms and conditions set forth under the heading "DESCRIPTION OF

     SENIOR NOTES" in Amendment No. 1 to the Registration Statement on Form S-3 of the Company, as filed with the Securities and Exchange Commission on April 19, 1994, relating thereto.

          "1994 SUBORDINATED DEBT" shall mean the Company's Convertible Subordinated Notes Due 2004, in the aggregate principal amount of up to Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000) and which are subordinated to payment of principal, interest and Yield-Maintenance Amount in respect of the Notes, and all other obligations under this Agreement, on substantially the terms and conditions set forth under the heading "DESCRIPTION OF SUBORDINATED NOTES" in Amendment No. 2 to the Registration Statement on Form S-3 of the Company, as filed with the Securities and Exchange Commission on April 19, 1994 relating thereto.

          "ACCEPTABLE AVAILABILITY" shall mean, at any time on or after the date shown in the first column of the chart below, and on or prior to the date shown in the second column of the chart below, the availability under the Credit Agreement at such time reflected in the third column of the chart below:

ON AND AFTER:             TO AND INCLUDING:   ACCEPTABLE AVAILABILITY:
======================================================================

Third Amendment Date      October 24, 1995                $110,000,000

October 25, 1995          April 24, 1996                  $100,000,000

April 25, 1996            October 24, 1996                $ 90,000,000

October 25, 1996          April 24, 1997                  $ 80,000,000

April 25, 1997            and thereafter                  $          0
======================================================================

          "ACCEPTABLE REPLACEMENT CREDIT FACILITY" shall mean, with respect to any replacement, refunding or refinancing of the Credit Agreement, a revolving credit facility:

               (i) making available to the Company at least the Acceptable
          Availability:

               (ii) which, if such facility provides for extension of credit in forms (including, without limitation, letters of credit or banker's acceptances) other than cash, provides that, at the option of the Company, at least the Acceptable Availability shall be available to the Company in cash; provided, however, that, should the Company actually draw credit in forms other than cash (including, without limitation, the issuance of one or more letters of credit), the amount of cash available under such facility may be reduced by the aggregate amount of such credits for so long as such credits are outstanding, so that the aggregate amount available need not exceed the Acceptable Availability at such time;

               (iii) which shall not require the maintenance of any compensating balance or other similar arrangement in any amount greater than the difference between the aggregate amount of cash available under such facility minus the Acceptable Availability;

               (iv) which shall not contain, at the time of the effectiveness of such facility:

                    (a) any financial covenants, events of default or other
               conditions with which the Company would not be able to comply at such time, based on the most recent business plan presented to the Board of Directors (including updates thereto through the date of effectiveness of such facility) of the Company at such time or, prior to January 25, 1997, that were more onerous than those contained in the Credit Agreement at the time of the effectiveness of such facility; and

                    (b) any borrowing base provision or similar lending
               constraints; or

                    (c) any conditions precedent to making advances thereunder that would, based on the most recent business plan presented to the Board of Directors (and updates thereto) of the Company at such time, be reasonably likely to prevent the Company from fully utilizing the Acceptable Availability to it under such credit facility at any time during the term of such credit facility or, prior to January 25, 1997, that were more onerous than those contained in the Credit Agreement at the time of the effectiveness of such facility ;

               (v) which shall not have a maturity date earlier than that of the Credit Agreement immediately prior to giving effect to such replacement, refunding or refinancing; and

               (vi) which shall be unsecured and shall not rank senior in right of payment in any respect to the Notes.

          "ADJUSTED CONSOLIDATED DEBT" shall mean and include all Debt of the Company and the Consolidated Subsidiaries.

          "ADJUSTED CONSOLIDATED NET INCOME" shall mean for any period

               (i) the gross revenues of the Company and the Consolidated Subsidiaries for such period, determined on a consolidated basis; less

               (ii) all operating and non-operating expenses of the Company and the Consolidated Subsidiaries for such period, including all charges of a proper character (including, without limitation, current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), determined on a consolidated basis;

     but not including in such gross revenues

               (i) any gains (net of expenses and taxes applicable thereto) in excess of losses arising from the sale, conversion or other disposition of capital assets, other than gains arising out of any transaction or series of related transactions in which such gains do not exceed One Hundred Thousand Dollars ($100,000);

               (ii) any gain arising from any write-up of assets subsequent to July 31, 1992;

               (iii) earnings of any Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

               (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such Person prior to the date of such acquisition;

               (v) net earnings or net losses of any Person in which the Company or any Consolidated Subsidiary shall have an ownership interest unless, in the case of net earnings, such net earnings shall have actually been received by the Company or such Consolidated Subsidiary in the form of cash distributions;

               (vi) any portion of the net earnings of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Consolidated Subsidiary;

               (vii) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

               (viii) any gain arising from the acquisition of any Securities of the Company or any Consolidated Subsidiary;

               (ix) any portion of the net earnings of the Company that cannot be freely converted into United States dollars; and

               (x) any deferred credit representing the excess of equity in any Consolidated Subsidiary at the date of acquisition over the cost of investment in such Consolidated Subsidiary.

          "ADJUSTED CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time the excess of total assets of the Company and the Consolidated Subsidiaries at such time, determined on a consolidated basis, over total liabilities of the Company and the Consolidated Subsidiaries at such time, determined on a consolidated basis, in each case determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets

               (i) all assets that would be classified as intangible assets under such generally accepted accounting principles, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, unamortized debt discount and expense, organization costs, research and development costs and other deferred charges (other than prepaid insurance and taxes and pre-production and production costs including, but not limited to, engineering and tooling costs, that are amortized over anticipated deliveries),

               (ii) treasury stock and minority interests in any Person,

               (iii) cash, Securities or other Property set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock,

               (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of Properties and all other reserves or appropriations of retained earnings that, in accordance with such generally accepted accounting principles, should be established in connection with the business conducted by the relevant corporation, and

               (v) any revaluation or other write-up in book value of assets subsequent to July 31, 1992.

     Notwithstanding the foregoing, (A) net deferred income tax assets recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition) and shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Company in accordance with SFAS 109, and (B) any asset established pursuant to Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions ("SFAS 87") which corresponds to an additional minimum pension liability recorded pursuant to SFAS No. 87 and any prepaid pension asset which arises from amounts funded by the Company in accordance with Internal Revenue Service regulations (but not in excess of the minimum amounts required to be contributed thereunder) in excess of amounts expensed in accordance with SFAS 87, shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition).

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AGREED PUT CONSIDERATION" shall mean as of the date of prepayment by the Company upon the exercise by any holder of Notes of its Right to Put or option to be repaid pursuant to paragraph 5I, the sum of

               (i) the principal amount of the Notes held by such holder subject to the prepayment on such date, plus

               (ii) all accrued and unpaid interest to such date on such Notes, plus

               (iii) the Yield-Maintenance Amount as of such date with respect to such Notes.

          "AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          "BANK LENDERS" shall mean the Lenders as defined in the Credit Agreement.

          "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CLOSING DATE" shall have the meaning assigned to such term in paragraph 2 of this Agreement.

          "COMBINED SUBSIDIARY DEBT" shall mean at any time all unsecured Debt of the Subsidiaries at such time (after eliminating intercompany transactions among the Subsidiaries).

          "COMPANY" shall have the meaning specified in the introductory paragraph of this Agreement.

          "CONFIDENTIAL INFORMATION" shall mean any information furnished to any holder of Notes by the Company or any agent of the Company in connection with this Agreement (including, without limitation, any information furnished to you pursuant to paragraph 5D hereof) or obtained by any holder of Notes in connection with an inspection made pursuant to paragraph 5G hereof, that is about the Company (or in respect of which the Company has a confidentiality obligation) and that is marked by the Company as being confidential, other than any such information,

               (i) that was publicly known, or otherwise known to you, at the time the information was furnished to you,

               (ii) that subsequently becomes publicly known through no act or omission by you, or

               (iii) that otherwise becomes known to you, other than through disclosure by the Company or any Subsidiary.

          "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

               (i) interest expense related to Debt of the Company and the Consolidated Subsidiaries,

               (ii) amortization expense related to Debt of the Company and the Consolidated Subsidiaries issued at a discount,

               (iii) dividends in respect of preferred stock of Consolidated Subsidiaries,

               (iv) dividends in respect of Permitted Preferred Stock to the extent paid to Persons other than the Company or any wholly-owned Consolidated Subsidiary, plus

               (v) rentals payable in respect of Capitalized Lease Obligations of the Company and the Consolidated Subsidiaries,

     in each case calculated for such period on a consolidated basis in accordance with generally accepted accounting principles.

          "CONSOLIDATED NET INCOME" shall mean for any period

               (i) the gross revenues of the Company and the Subsidiaries for such period, determined on a consolidated basis; less

               (ii) all operating and non-operating expenses of the Company and the Subsidiaries for such period, including all charges of a proper character (including, without limitation, current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), determined on a consolidated basis;

     but not including in such gross revenues

               (i) any gains (net of expenses and taxes applicable thereto) in excess of losses arising from the sale, conversion or other disposition of capital assets, other than gains arising out of any transaction or series of related transactions in which such gains do not exceed One Hundred Thousand Dollars ($100,000);

               (ii) any gain arising from any write-up of assets subsequent to July 31, 1992;

               (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

               (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such Person prior to the date of such acquisition;

               (v) net earnings or net losses of any Person in which the Company or any Subsidiary shall have an ownership interest unless, in the case of net earnings, such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

               (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

               (vii) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

               (viii) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;

               (ix) any portion of the net earnings of the Company that cannot be freely converted into United States dollars; and

               (x) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary.

          "CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES" shall mean, for any period, the sum of

               (i) Adjusted Consolidated Net Income for such period, plus

               (ii)  the aggregate amount of

                    (a)  Consolidated Fixed Charges,

                    (b) provisions for taxes on earnings,

                    (c)  depreciation expense,

                    (d)  the Special Charge;

                    (e) in the case of any such period that includes the fiscal month ending May 2, 1993, the cumulative effect through May 2, 1993 of the accounting changes adopted by the Company, effective as of August 1, 1992, as described in the Company's Form 10-Q filed with the Securities and Exchange Commission for the third quarter of its 1993 Fiscal Year;

                    (f) in the case of any such period that includes the fiscal month ending May 2, 1993, the provisions and charges, not in excess of $38,000,000 in the aggregate, established by the Company in the third quarter of its 1993 Fiscal Year; and

                    (g)  the Tax Adjustment Amount;

          in each case to the extent, and only to the extent, reflected in the computation of Adjusted Consolidated Net Income for such period. As used in this definition,

               `Special Charge' shall mean that certain special provision of Fifty Million Dollars ($50,000,000) taken by the Company during the third quarter of its 1992 Fiscal Year;" and

               `Tax Adjustment Amount' shall mean, for any period, the lesser of

                    (i) accrued interest expense on taxes on earnings for such period minus any interest income on tax refunds for such period and

                    (ii) Three Hundred Thirty-Three Thousand Dollars ($333,333) multiplied by the number of fiscal months in such period;

          provided, however, that, notwithstanding the foregoing, to the extent that such period includes one or more fiscal months of the Company during the third quarter of the Company's 1992 Fiscal Year, "Tax Adjustment Amount" shall be deemed to mean an amount equal to Six Million One Hundred Thousand Dollars ($6,100,000) for each such fiscal month.

          "CONSOLIDATED SENIOR DEBT" shall mean at any time Senior Debt at such time, determined on a consolidated basis, minus Non-Recourse Debt of the Company and the Subsidiaries at such time, determined on a consolidated basis.

          "CONSOLIDATED SUBSIDIARY" shall mean any corporation more than fifty percent (50%) of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned, directly or indirectly, by the Company.

          "CONSOLIDATED TANGIBLE ASSETS" shall mean, at any time, the sum of:

               (i) Adjusted Consolidated Tangible Net Worth at such time; plus

               (ii) the total amount of all liabilities of the Company and the Consolidated Subsidiaries on a consolidated basis at such time.

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean at any time the excess of total assets of the Company and the Subsidiaries at such time, determined on a consolidated basis, over total liabilities of the Company and the Subsidiaries at such time, determined on a consolidated basis, in each case determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets:

               (i) all assets that would be classified as intangible assets under such generally accepted accounting principles, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, unamortized debt discount and expense, organization costs, research and development costs and other deferred charges (other than prepaid insurance and taxes and pre-production and production costs including, but not limited to, engineering and tooling costs, that are amortized over anticipated deliveries);

               (ii) treasury stock and minority interests in Subsidiaries;

               (iii) cash, Securities or other Property set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock;

               (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of Properties and all other reserves or appropriations of retained earnings that, in accordance with such generally accepted accounting principles, should be established in connection with the business conducted by the relevant corporation; and

               (v) any revaluation or other write-up in book value of assets subsequent to July 31, 1992.

     Notwithstanding the foregoing, (A) net deferred income tax assets recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition) and shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Company in accordance with SFAS 109, and (B) any asset established pursuant to Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions ("SFAS 87") which corresponds to an additional minimum pension liability recorded pursuant to SFAS No. 87 and any prepaid pension asset which arises from amounts funded by the Company in accordance with Internal Revenue Service regulations (but not in excess of the minimum amounts required to be contributed thereunder) in excess of amounts expensed in accordance with SFAS 87, shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition).

          "CONSOLIDATED TOTAL DEBT" shall mean, at any time, Debt of the Company and the Subsidiaries at such time minus Non-Recourse Debt of the Company and the Subsidiaries at such time, determined on a consolidated basis.

          "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of April 26, 1989, among the Company and the lenders party thereto and the agent thereunder, as such Credit Agreement may be amended or supplemented from time to time.

          "DEBT" shall mean, without duplication,

               (i) indebtedness for borrowed money,

               (ii) obligations evidenced by bonds, debentures, notes or other similar instruments (as such term is defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York),

               (iii) obligations to pay the deferred purchase price of Property or services (excluding advances, deposits or partial or progress payments, unpaid wages and related employee obligations and excluding trade payables),

               (iv) obligations as lessee under Capitalized Lease Obligations,

               (v) obligations under Guaranties of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above,

               (vi) obligations under Title IV of ERISA for each Plan and Multiemployer Plan, in respect of unfunded accrued liabilities for such plans, if any, as of the first day of the plan year as shown in the annual actuarial report most recently delivered to the obligor in respect of such obligations by the actuary for each such Plan and Multiemployer Plan, and

               (vii) in the case of any Consolidated Subsidiary, all preferred stock of such Consolidated Subsidiary held by Persons other than the Company or a wholly-owned Consolidated Subsidiary, such preferred stock to be valued at the aggregate liquidation preference thereof.

          "DEBT RATIO" shall mean, at any time, the ratio of Adjusted Consolidated Debt to Adjusted Consolidated Tangible Net Worth.

          "DEFAULT" shall mean any event or condition that, with notice or the passage of time, or both, would become an Event of Default.

          "DE MINIMUS PAYMENTS" shall mean, with respect to any Debt of the Company or any Subsidiary (other than Debt governed or evidenced by the Notes, the 9.35% Senior Notes due January 29, 2000, the Credit Agreement, any Acceptable Replacement Credit Facility, the 1994 Senior Notes, the 1994 Subordinated Notes or the Existing Subordinated Notes of either Series), payments, prepayments, defeasances and redemptions (in each case, other than Originally Scheduled Payments) in respect of any such Debt aggregating not more than Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

          "DESIGNATED EVENT" shall mean the occurrence of any one or more of the following after the Closing Date:

               (i) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange
          Act), or related
          persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) beneficial ownership of issued and outstanding shares of Voting Stock of the Company the result of which acquisition is that such person or such group possesses in excess of fifty percent (50%) of the combined voting power of all then issued and outstanding Voting Stock of the Company or (ii) within any period of three-hundred sixty-five (365) consecutive days, all or substantially all of the assets of the Company; or

               (ii) following the election or removal of directors, a majority of the Company's board of directors consists of individuals who were not members of the Company's board of directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period; or

               (iii) the consolidation with, or merger into, any Person by the Company in a transaction in which more than thirty percent (30%) by number of votes of the Voting Stock of the Company is exchanged (the calculation of which shall be made by dividing the number of votes attributable to the Voting Stock so exchanged by the aggregate number of votes attributable to the Voting Stock immediately prior to such transaction); or

               (iv) (a) any transaction or series of transactions (whether related or unrelated) in which the Company repurchases or otherwise retires in the aggregate, within any period of three hundred sixty-five (365) consecutive days, thirty percent (30%) or more (by number) of the Company's outstanding common stock (the calculation of which shall be made by dividing the number of shares outstanding immediately after giving effect to each such repurchase or retirement, other than any such shares owned by a Subsidiary, by the highest number of shares outstanding at any time during the period of three hundred sixty-five (365) consecutive days ending on (and including) the date of such repurchase or retirement (adjusting in each case for stock splits, stock dividends and other similar transactions, excluding in each case shares held in treasury, and assuming in each case that all securities then convertible into, or representing then effective rights to purchase, common stock have been exercised at such time), or

                    (b) any Distribution made by the Company the Fair Market
               Value of which, together with the aggregate Fair Market Value of all other Distributions made by the Company during the period of three hundred sixty-five (365) days ending on (and including) the date of such Distribution (each Distribution being valued on the date it is made), equals or exceeds thirty percent (30%) of the Fair Market Value the Company's outstanding common stock (determined at the commencement of such period);

     in each case if as a result of such event or events Consolidated Total Debt shall, at any time during the period beginning on the date of such transaction (or the date of the completion of such series of transactions, as the case may be) and ending three hundred sixty-five (365) days thereafter, equal or exceed seventy-five percent (75%) of the sum of Consolidated Total Debt plus Consolidated Tangible Net Worth at such time.

          "DISTRIBUTION" shall mean:

               (i) dividends or other distributions on or in respect of the capital stock of the Company or any Subsidiary (except distributions solely in such stock or in Rights, as such term is defined in the Rights Agreement and except to the extent made to the Company or any Wholly-Owned Subsidiary);

               (ii) the repurchase, purchase, redemption or acquisition of capital stock of the Company or any Subsidiary, or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock and except to the extent made from the Company or a Wholly-Owned Subsidiary) unless made, contemporaneously, from the net proceeds of a sale of such stock; and

               (iii) all payments in respect of Subordinated Debt (other than mandatory scheduled payments and prepayments), including optional or voluntary prepayments and including all payments made to acquire Subordinated Debt (except to the extent such payment is made to the Company or a Wholly-Owned Subsidiary).

          "EEC AFFILIATE" shall mean any corporation organized under the laws of any country which is a member nation of the European Economic Community (as used herein, the "EEC") as such organization is constituted on the Closing Date, that has the majority of its Property located in and makes the major portion of its sales to Persons located in the United States of America, Canada, or the EEC, and more than fifty percent (50%) of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned, directly or indirectly, by the Company.

          "EQUITY ISSUANCE ACQUISITIONS" shall mean the acquisition by the Company of Debt (including, without limitation, Notes, the 1994 Subordinated Notes, the Company's 9.35% Senior Notes due January 29, 2000 or the Company's 7% Convertible Subordinated Debentures due 2012), or any portion thereof, for consideration consisting solely of common stock of the Company and in connection with tenders of such Debt by the holders thereof in payment of the exercise or purchase price of any rights, warrants or options to acquire such common stock, or upon conversion of such Debt into such common stock.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that

               (i) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company, or

               (ii) is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

          "ESOP" shall mean the Salaried Employees Stock Ownership Plan, effective August 1, 1983, as amended from time to time.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A hereof.

          "EXCEPTED PROPERTY" shall have the meaning set forth in paragraph 6P of this Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXISTING SUBORDINATED NOTES" shall mean and include:

               (i) the Company's 9.25% Subordinated Debentures due 2017; and

               (ii) the Company's 7% Convertible Subordinated Debentures due
          2012;

     and the Existing Subordinated Notes of each such series (but not the Existing Subordinated Notes of the other series) shall be referred to collectively as a "SERIES" of Existing Subordinated Notes.

          "FAIR MARKET VALUE" shall mean at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

          "FINANCIAL COVENANT" shall mean any covenant, agreement or provision (including, without limitation, the definitions applicable thereto) of or applicable to the Company or any Consolidated Subsidiary contained in any agreement governing, or instrument evidencing, any Debt (or commitment to lend), other than Debt or a commitment to lend among the Company and one or more Consolidated Subsidiaries, of the Company or any Consolidated Subsidiary in an aggregate principal amount greater than $5,000,000, which covenant, agreement or provision:

               (i) requires the Company or any Consolidated Subsidiary to maintain specified financial amounts or ratios or to meet other financial tests;

               (ii) restricts the ability of the Company or any Consolidated Subsidiary to:

                    (a) make Distributions, investments, capital expenditures or operating expenditures of any kind;

                    (b) incur, create or maintain any Debt (or other
               obligations) or Liens;

                    (c) merge, consolidate or acquire or be acquired by any
               Person;

                    (d) sell, lease, transfer or dispose of any Property (other than restrictions imposed solely upon collateral, and not upon Property of the Company or any Consolidated Subsidiary generally, by holders of Liens thereon which are permitted by this Agreement; or

                    (e) issue or sell any capital stock of any kind;

               (iii) is similar to any provision in paragraph 6 of this Agreement; or

               (iv) provides that a default or event of default shall occur, or that the Company or any Consolidated Subsidiary shall be required to prepay, redeem or otherwise acquire for value any Debt or security as a result of its failure to comply with any provision similar to any of those set forth in any of the foregoing clauses (i), (ii) or (iii).

          "FIRST AMENDMENT" shall mean the Amendment Agreement, entered into as of June 30, 1993, between the Company and the holders of Notes named therein.

          "FIRST AMENDMENT DATE" shall mean the "Effective Date," as such term is defined in the First Amendment.

          "FISCAL YEAR" shall mean any fiscal year of the Company ending on July 31 .

          "FISCAL QUARTER NET WORTH INCREASE AMOUNTS" shall mean for any fiscal quarter of the Company, the greater of (i) Zero Dollars ($0) and (ii) fifty percent (50%) of Adjusted Consolidated Net Income for such fiscal quarter.

          "FUJI" shall mean The FUJI Bank, Limited.

          "GROSS OPERATING INCOME" shall mean for any period, sales minus costs and expenses (other than depreciation and amortization), in each case, as reflected as a line item on the consolidated statements of earnings and cash flows of the Company and the Consolidated Subsidiaries for such period.

          "GUARANTIES" shall mean, with respect to any Person (the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Guarantor:

               (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

               (ii) to loan, advance or supply funds, make any capital contribution or purchase Property from any Person

                    (a) for the purpose of payment of such indebtedness or
               obligation, or

                    (b) to maintain working capital or other balance sheet
               condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; or

               (iii) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation or, in the case of any such lease, under terms providing that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use;

               (iv) to contract or agree to purchase any Property or services if such contract or agreement requires that payment for such Property or services (a) shall be made regardless of whether delivery of such Property or services is ever made or tendered or (b) shall be subordinated to any indebtedness (of the purchaser or user of such Property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

               (v) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

          "IDB FINANCING" shall mean any industrial development bond or similar financing in which a state or other governmental authority incurs Debt to construct, improve or acquire (or, in the case of the San Marcos Bonds, to refinance the construction, improvement or acquisition of) fixed assets for use primarily by the Company or a Subsidiary under a lease or similar arrangement of at least five years' duration and in connection with which the Company or such Subsidiary is obligated (directly or indirectly), under such lease or other arrangement, to make payments to such state or other governmental authority which are used to service such Debt.

          "INSTITUTIONAL INVESTOR" shall mean

               (i) any original purchaser of any of the Notes,

               (ii) the subsidiaries and affiliates of any such purchaser and nominees controlled by any such purchaser, and

               (iii) any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, finance or credit company, any portfolio or any investment fund managed by any of the foregoing, and any other institutional investor, and any nominee of the foregoing controlled by any such Person, provided that in each case such Person has assets of at least Five Hundred Million Dollars ($500,000,000).

          "INTERCOMPANY DEBT" shall mean Debt owed by the Company or any Subsidiary to the Company or any Subsidiary.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "LEASE TRANSACTION" shall mean a transaction (including, without limitation, a transaction with respect to qualified leased Property meeting the requirements of Section 168(f)(8) of the IRC) pursuant to which the Company or any Subsidiary makes an investment (as a lessor as contemplated by said Section 168(f)(8) or on an equity basis with the meaning of Section 4(1) of Revenue Procedure 75-21, 1975-1 C.B. 715, as amended or supplemented), in all or part of the purchase price of Property, which Property, concurrently with the purchase thereof, is leased under a Capitalized Lease Obligation by the Company or such Subsidiary (acting directly or through either or both of a trust or partnership and with or without other investors) to a lessee, provided that such investment is made in part for the purpose of saving or deferring Federal income tax liability and that the Company or such Subsidiary incurs no obligation, and creates no Lien in connection with such transaction except that:

               (i) the Company or such Subsidiary, directly or indirectly

                    (a) may borrow part of the funds necessary to pay the
               purchase price of such Property (and any related leases, contract rights, general intangibles or accounts), and

                    (b) may secure such borrowings by Liens provided that such
               Liens do not extend to or cover any Property other than Property referred to in subclause (a) above and do not secure any obligations other than those incurred in connection with such purchase and lease transaction, and

               (ii) the Company or such Subsidiary may incur other obligations in connection with such transaction (and the Company may guarantee any such obligation of a Subsidiary) provided that such obligations and guarantee

                    (a)  constitute Non-Recourse Debt,

                    (b) are incidental and necessary to effect such transaction,
               and

                    (c) are of the type frequently incurred by lessors or equity investors in connection with the business of leasing Property.

          "LETTER OF CREDIT PREPAYMENT EVENT"  shall mean either:

               (i) the redemption, reacquisition or repurchase of any San Marcos Bonds (other than in connection with a Permitted IDB Acquisition); or

               (ii) any deposit, after November 30, 1994, of cash collateral to secure reimbursement obligations of the Company relating to the San Marcos Bonds or any letter of credit relating thereto;

     in either case, solely as result of and in response to the failure of the bank which has issued any letter of credit relating to the San Marcos Bonds to extend or renew such outstanding letter of credit; provided, however, that prior to effecting such redemption, reacquisition, repurchase or cash collateralization the Company shall have used its best efforts to retain such letter of credit. The Company covenants, in connection with any Letter of Credit Prepayment Event described in clause (i) above, to actively seek to remarket the redeemed, reacquired or repurchased San Marcos Bonds or, to the extent necessary, to modify the structure of such IDB Financing to the extent necessary to permit a long-term reissuance of the repurchased San Marcos Bonds, and, in connection with any Letter of Credit Prepayment Event described in clause (ii) above, to continue to seek to obtain an unsecured letter of credit not requiring such cash collateralization.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing (but excluding negative pledge clauses in agreements related to the borrowing of money), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (but excluding informational filings made in respect of leases)) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "MAXIMUM PENSION CONTRIBUTION" shall mean, for any fiscal year of the Company, a contribution to any or all Plans or Multiemployer Plans not exceeding the greater of:

               (i)  the sum of:

                    (a) the amount set forth in the chart below under the
               heading "Base Contribution" for such fiscal year; plus

                    (b)  the lesser of:

                         (I) the amount set forth in the chart below under the
                    heading "Maximum Additional Contribution" for such fiscal year; and

                         (II) the amount, if positive, by which cash provided by
                    operating activities of the Company and the Subsidiaries (calculated in a manner consistent with the preparation of the projections contained in the Company's February 28, 1994, financial plan, as provided to the Purchasers) for such fiscal year exceeds the amount set forth in the chart below under the heading "Projected Cash Flow" for such fiscal year, so long as, but only so long as, for a period of not less than thirty (30) days prior to and thirty (30) days following each date on which any contribution made by the Company and the Subsidiary would cause the aggregate amount of contributions during such fiscal year to exceed the "Base Contribution" set forth in the chart below for such fiscal year, the amount of Debt outstanding under the Credit Agreement (or any replacement, renewal or refinancing thereof) is Zero Dollars ($0);

          and

               (ii) the minimum contribution permitted during such fiscal year pursuant to ERISA, the IRC and the rules and regulations under ERISA and the IRC.

     A contribution to a Plan or Multiemployer Plan permitted by clause (b) of this definition may be made within a period of ninety (90) days immediately following the end of such fiscal year.

                                        MAXIMUM        PROJECTED
                                      ADDITIONAL          CASH
 FISCAL YEAR     BASE CONTRIBUTION   CONTRIBUTION     PROVIDED BY
                                                      OPERATIONS


===================================================================

     1994              $17,000,000     $         0      $36,700,000

     1995              $36,000,000     $ 3,200,000      $15,600,000

     1996              $37,000,000     $ 6,900,000      $46,100,000

     1997              $30,000,000     $10,500,000      $64,900,000

     1998              $23,000,000     $18,200,000      $53,400,000
===================================================================

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in Section 3 of ERISA).

          "MULTIPLE EMPLOYER PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

          "NET AFTER-TAX CASH BASIS" shall mean at any time in respect of any investment made in connection with a Lease Transaction, the initial amount of such investment made by the Company or any Subsidiary in such Lease Transaction, less

               (i) the net aggregate amount (on a cash basis) received by or distributed to the Company or such Subsidiary, on or prior to such time, after payment and deduction of all expenses (including but not limited to insurance and trustee's fees and after payment of interest and principal on any loan incurred in such Lease Transaction) to the extent all such expenses are related to and incurred in connection with such Lease Transaction, and,

               (ii) the net aggregate amount (on a cash basis), on account of reductions in the Company's quarterly estimated tax payments to the United States and to the State of California, on or prior to such time, as such shall be adjusted at year-end to reflect the actual tax benefits obtained on account of reduced taxes payable by virtue of such Lease Transaction. In computing quarterly estimated tax payments, the Company shall take into consideration, on a consolidated basis, the full taxable year's anticipated benefits of the Lease Transaction, including allowable depreciation and interest, expenses, deductions, investment and other tax credits, and net rental income.

          "NET RENTALS" shall mean, with respect to any period, all fixed payments that the lessee is required to make during such period by the terms of any lease having an original term of one year or more, but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

          "NON-EMPLOYEE DIRECTORS STOCK-OPTION PLANS" shall mean the Company's 1988 Non-Employee Directors Stock-Option Plan and any other comparable future plan.

          "NON-RECOURSE DEBT" shall mean, as to any Person, in connection with a Lease Transaction, all indebtedness and other obligations of such Person
     (i) incurred in connection with such Lease Transaction and (ii) of the type described in clause (i) of the definition of Lease Transaction; provided, that the obligations of such Person to repay borrowed money shall be expressly limited as to recourse solely to (A) the property subject to such Lease Transaction (including the proceeds of such property) and (B) the amounts payable by or on behalf of the lessee under or in connection with such Lease Transaction.

          "NOTEHOLDER ACCEPTANCE" shall have the meaning set forth in paragraph 5I(ii) of this Agreement.

          "NOTEHOLDER SHARE" shall mean, in respect of any holder of Notes and any Ratable Prepayment Amount, such holder's ratable share of such Ratable Prepayment Amount, such ratable share being determined by reference to the outstanding principal amount of Notes held by such holder as a percentage of the outstanding principal amount of all Notes.

          "NOTICE OF SALE" shall have the meaning specified in clause (ii) of paragraph 4.E hereof.

          "OFFER PERIOD" shall have the meaning set forth in paragraph 5I(ii) of this Agreement.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents, its Chief Financial Officer, its Controller, its Secretary or its Treasurer.

          "ORIGINALLY SCHEDULED PAYMENTS" shall mean and include:

               (i) payment of any Debt at scheduled maturity;

               (ii) with respect to any Debt, originally scheduled prepayments, originally scheduled redemptions, originally scheduled sinking fund payments or originally scheduled reductions in maximum commitments thereof; and

               (iii) payments in respect of any revolving credit agreement, including, without limitation, the Credit Agreement, which do not result in a permanent reduction of the original commitment thereunder.

     As used in the preceding sentence, "original" or "originally scheduled" means the maturity, payments, prepayments, or reductions in commitment established as of the Third Amendment Date, or, if later, at the time of execution of the relevant credit facility but does not include any payments, prepayments or reductions in commitment which result from the occurrence of any contingency, even if the provision requiring such payment, prepayment or reduction as a result of such contingency was originally contained in the agreements governing such Debt, and even if the occurrence of such contingency was foreseeable, at the time of the execution of the documentation of such issue of Debt.

          "PERMITTED EXISTING SUBORDINATED DEBT ACQUISITIONS" shall mean, with respect to either Series of Existing Subordinated Notes, the purchase or acquisition by the Company or any Subsidiary of Existing Subordinated Notes of such Series in anticipation of satisfying an Originally Scheduled Payment thereof; provided, however, that all of the following conditions are met:

               (i) no Existing Subordinated Notes may be acquired more than three hundred sixty-four (364) days prior to the date of any such Originally Scheduled Payment thereof;

               (ii) the Company or any Subsidiary, more than one hundred eighty
          (180) days, but not more than three hundred sixty-four (364) days, prior to the date of the next succeeding Originally Scheduled Payment thereof, may acquire no more than fifty percent (50%) of the aggregate principal amount of Existing Subordinated Notes of such Series required to be prepaid or redeemed on the date of the next succeeding Originally Scheduled Payment;

               (iii) the Company or any Subsidiary, not more than one hundred eighty (180) days prior to the date of the next succeeding Originally Scheduled Payment thereof, may acquire an aggregate principal amount of Existing Subordinated Notes of such Series not exceeding (together with any Existing Subordinated Notes of such Series acquired more than one hundred eighty (180) days, but not more than three hundred sixty-four (364) days, prior to the date of the next succeeding Originally Scheduled Payment thereof) one hundred percent (100%) of the aggregate principal amount of Existing Subordinated Notes of such Series required to be prepaid or redeemed on the date of the next succeeding Originally Scheduled Payment;

               (iv) at the time of such acquisition:

                    (a) no Default or Event of Default shall be continuing;

                    (b) the Company shall not reasonably foresee the occurrence of any Default or Event of Default at any time prior to the date of the next succeeding Originally Scheduled Payment thereof;

                    (c) the Debt Ratio would not exceed 2.50:1.00; and

                    (d) the Company could incur $1.00 of additional Debt;

               (v) the purchase price paid by the Company and the Subsidiaries in respect of such acquisition of Existing Subordinated Notes shall be less than one hundred percent (100%) of the principal amount of Existing Subordinated Notes so acquired; and

               (vi) the Company, on the date of each Originally Scheduled Payment in respect of the Existing Subordinated Notes, shall actually apply, in accordance with the provisions of such Existing Subordinated Notes, all Existing Subordinated Notes of such Series acquired by the Company and the Subsidiaries to the prepayment or redemption of such Existing Subordinated Notes required to be prepaid or redeemed on such date.

          "PERMITTED IDB ACQUISITIONS" shall mean:

               (i) prepayments or repurchases of San Marcos Bonds upon tender by the holders thereof after May 10, 1994 in accordance with the terms of the indenture governing the San Marcos Bonds; provided, however, that San Marcos Bonds in an aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) shall have been issued, outstanding and held and owned by Persons other than the Company, any Subsidiary or any Affiliate on May 10, 1994 (whether or not subsequently repurchased by the Company); and provided, further, that the Company shall be actively seeking to either remarket the San Marcos Bonds that were so prepaid or repurchased pursuant to the provisions of the IDB Financing of the Company's San Marcos, Texas facility or, to the extent necessary in connection with any termination of any outstanding letter of credit relating to such facility, to modify the structure of such IDB Financing to the extent necessary to permit a long-term reissuance of the repurchased San Marcos Bonds; and

               (ii) the redemption in full on or before June 1, 1994 of all the San Marcos Bonds, but solely as result of and in response to the failure of FUJI to extend or renew its outstanding letter of credit relating to the IDB Financing of the Company's San Marcos, Texas facility; provided, however, that:

                    (a) prior to effecting such redemption, the Company shall
               have used its best efforts to retain such letter of credit by offering to deposit cash collateral to secure its obligations to FUJI under the Reimbursement Agreement, dated as of May 1, 1990, with the Company relating to such IDB Financing;

                    (b) following the making of such redemption, the Company
               shall use its best efforts to obtain a replacement unsecured letter of credit to issue replacement unsecured San Marcos Bonds, and shall thereafter use its best efforts to market or sell such San Marcos Bonds.

          "PERMITTED INVESTMENTS" means any of the following, to the extent owned by the Company free and clear of all Liens (except such Liens as are permitted by the terms of this Agreement):

               (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by an agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year after the date of acquisition thereof;

               (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or higher from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then one of the three highest ratings from another nationally recognized rating service reasonably acceptable to the Required Holders) and not listed in the Credit Watch published by S&P;

               (iii) commercial paper (other than commercial paper issued by the Company or any Affiliate or Consolidated Subsidiary) maturing no more than 180 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from other nationally recognized rating services reasonably acceptable to the Required Holders);

               (iv) domestic and Eurodollar certificates of deposit or time deposits, bankers' acceptances or bank notes maturing within one year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having a rating of A or higher from S&P or Moody's;

               (v) money market funds having an average portfolio maturity, at the time of acquisition thereof, of not more than 180 days, which money market funds either:

                    (a) have a rating from a nationally recognized rating
               service reasonably acceptable to the Required Holders which is equivalent to a rating of either AAAm-G or AAAm from S&P or a rating of Prime-1 from Moody's; or

                    (b) are required to invest at least 95% of their assets in instruments described in other clauses of this definition;

               (vi) repurchase obligations with a term of not more than 30 days for instruments described in clauses (i) and (ii) of this definition;

               (vii) investments made in connection with the Citibank, N.A., overnight Nassau Sweep Account; and

               (viii) repurchase obligations having Kidder, Peabody & Co., Inc., or any other investment bank organized under the laws of any state of the United States and approved by the Required Holders as the counterparty, with a term of not more than 45 days for whole loans secured by commercial or residential real estate mortgages.

          "PERMITTED PREFERRED DIVIDEND" shall mean dividends in respect of any Permitted Preferred Stock in an aggregate amount not to exceed in any period of 365 days (or 366 days in any year in which there is a February
     29th) the product of

               (i)  the lesser of:

                    (a) an amount equal to 100 basis points in excess of the
               yield on the U.S. Treasury security with a constant maturity of 30 years on the date of issuance of the Permitted Preferred Stock; and

                    (b)  10% per annum,

          times

               (ii) the aggregate cash consideration paid to the Company in consideration of the issuance of the Permitted Preferred Stock.

          "PERMITTED PREFERRED STOCK" shall mean any issue of preferred stock of the Company which is not required to be redeemed, repurchased or otherwise acquired or retired, in whole or in part, for value by the Company, upon the occurrence of any contingency or otherwise, prior to July 1, 2003.

          "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean at any time any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Plan.

          "PREPAYMENT EVENT" shall mean any Letter of Credit Prepayment Event, any mandatory or optional defeasance, prepayment or repurchase, in whole or in part, of any issue of Debt (other than Debt owing solely to the Company or any Wholly-Owned Subsidiary), or reduction in commitment in any credit facility, of the Company or any Subsidiary, or any event which occurs that gives rise to an obligation of the Company or any Subsidiary to make any such defeasance, prepayment, repurchase or reduction, in each case, other than:

               (i) Originally Scheduled Payments;

               (ii) Permitted Existing Subordinated Debt Acquisitions;

               (iii)  Permitted IDB Acquisitions;

               (iv) Equity Issuance Acquisitions; and

               (v)  De Minimus Payments.

     In connection with any Debt described in clause (vi) of the definition of "Debt," payments in respect of contributions of amounts not exceeding, during any fiscal year of the Company, the Maximum Pension Contribution for such fiscal year to any Plan or Multiemployer Plan shall not give rise to a Prepayment Event, but a Prepayment Event will result from the payment or contribution to any such Plan or Multiemployer Plan of any amount in excess of the Maximum Pension Contribution during any fiscal year.

          "PREPAYMENT OFFER" shall have the meaning set forth in paragraph 5I(i) of this Agreement.

          "PREPAYMENT PORTION" shall have the meaning set forth in paragraph 5I(iii) of this Agreement.

          "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "PURCHASE MONEY MORTGAGES" shall mean a Lien held by any Person (whether or not the seller of such assets) on tangible assets (other than assets acquired to replace, repair, upgrade or alter assets owned by the Company or any Subsidiary on the Closing Date) acquired, improved or constructed by the Company or any Subsidiary after the Closing Date, which Lien secures all or a portion of the related purchase price or improvement or construction costs of such assets (or Debt incurred to pay such purchase price or costs), or any Lien existing on any tangible assets of any corporation at the time it becomes a Subsidiary, and extensions (as to time), renewals and replacements of any such Lien or the Debt secured thereby, provided that, in each such case such Lien does not extend to any other asset of the Company or any Subsidiary; provided, further, that any Lien on acquired Property, or on Property of a corporation at the time it becomes a Subsidiary, was not created in contemplation of such acquisition or such corporation becoming a Subsidiary, as the case may be.

          "PURCHASERS" shall have the meaning specified in the introductory paragraph of this Agreement.

          "RATABLE PREPAYMENT AMOUNT" shall mean, in respect of the Notes:

               (i) in connection with any Letter of Credit Prepayment Event, an amount equal to the product of:

                    (a) the aggregate principal amount of San Marcos Bonds
               redeemed, reacquired or repurchased, or with respect to which cash collateral has been deposited to secure reimbursement obligations of the Company relating to the San Marcos Bonds or any letter of credit relating thereto, as the case may be, by the Company; times

                    (b)  the quotient of:

                         (I) the aggregate amount of Notes then outstanding;
                    divided by

                         (II) the aggregate amount of the Notes and the 9.35%
                    Senior Notes due January 29, 2000 of the Company then outstanding;

          and

               (ii) with respect to each other Prepayment Event, a principal amount of the Notes equal to the product of:

                    (a) the highest percentage of any issue of Debt being
               prepaid, or as to which any offer to prepay shall apply, as a result of the occurrence of such Prepayment Event, multiplied by

                    (b) the outstanding principal amount of the Notes.

          "REQUIRED HOLDERS" shall mean at any time the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Notes outstanding at such time, provided that Notes owned by the Company, any Subsidiary or any Affiliate at such time shall be deemed not to be outstanding for purposes of determining such percentage.

          "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "RESTRICTED STOCK PLANS" shall mean the 1969, 1970, 1972, 1974 and 1984 Restricted Stock Plans of the Company and any other comparable future plan.

          "RIGHT TO PUT" shall have the meaning specified in clause (i) of paragraph 4.E hereof.

          "RIGHTS AGREEMENT" shall mean the Rights Agreement dated as of August 15, 1986, between the Company and The First National Bank of Chicago, as in effect on December 21, 1992.

          "S&P" means Standard & Poor's Corporation.

          "SAN MARCOS BONDS" shall mean bonds originally issued in connection with the IDB Financing of Company's San Marcos, Texas facility or replacement bonds issued on substantially the same terms as the originally issued bonds.

          "SECOND AMENDMENT" shall mean the Second Amendment Agreement entered into as of September 24, 1993, between the Company and the holder of Notes named therein.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITY" shall have the meaning specified in Section 2(1) of the Securities Act.

          "SENIOR DEBT" shall mean all Debt of Subsidiaries, all Debt of the Company secured by any Lien and all other Debt ranking senior to or pari passu with the Notes with respect to distributions of the Company's Property in any bankruptcy proceeding.

          "SENIOR OFFICER" shall mean with respect to any corporation each of the Chairman, President, any Vice-President, the Chief Financial Officer, the Secretary, and the Treasurer of such corporation.

          "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least five percent (5%) of the aggregate principal amount of the Notes from time to time outstanding.

          "STOCK INCENTIVE PLANS" shall mean the 1989 Stock Incentive Plan of the Company and any other future comparable plan.

          "STOCK OPTION PLANS" shall mean the 1972, 1973, 1974, 1982 and 1984 Stock Option Plans of the Company and any other future comparable plan.

          "SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States of America, Canada, or any province of Canada, that has the majority of its Property located in and makes the major portion of its sales to Persons located in the United States of America or Canada, and more than fifty percent (50%) of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned, directly or indirectly, by the Company.

          "THIRD AMENDMENT" shall mean the Third Amendment Agreement entered into as of May 10, 1994, between the Company and the holder of Notes named therein.

          "THIRD AMENDMENT DATE" shall mean the "Effective Date," as such term is defined in the Third Amendment.

          "TRADE RECEIVABLES AGREEMENT" shall mean

               (i) the Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of January 26, 1990 and as amended thereafter among the Company, Corporate Asset Funding Company, Inc., Citibank, N.A. and Citicorp North America, Inc., individually and as agent,

               (ii) the Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of January 26, 1990 and as amended thereafter among the Company, Citibank, N.A. and Citicorp North America, Inc., individually and as agent, and

               (iii) other agreements for the sale of receivables, or other amounts payable to the Company on account of any pre-production costs, by the Company or any Subsidiary, with recourse to the Company or such Subsidiary no greater than as set forth in the agreement referred to in clause (i) of this definition, provided that in no event shall

               (a) the Company or any Subsidiary sell Property (or subject Property to any Liens) under any such agreements other than Property of the type that may be sold under any such agreements in accordance with the terms of any such agreements as in effect on the Closing Date, and in no event shall such sales be made unless they are sales of interests in accounts and general intangibles as such terms are defined by the Uniform Commercial Code as in effect in New York,

               (b) at any time the aggregate amount of claims (whether or not asserted at such time) against any one or more of the Company or the Subsidiaries, or assets of any of them, arising out of such agreements (but only that portion of such claims that represents principal) exceed the greater of,

                    (I) thirty-five percent (35%) of Adjusted Consolidated
               Tangible Net Worth, or

                    (II) Sixty Million Dollars ($60,000,000), and

               (c) for any period of ten consecutive Business Days, the aggregate amount of claims (whether or not asserted at such time) against any one or more of the Company or the Subsidiaries, or assets of any of them, arising out of such agreements (but only that portion of such claims that represents principal) exceed ninety-one percent (91%) of the aggregate face amount of the receivables and general intangibles with respect to which the Company may or has sold interests under any such agreements and which receivables and general intangibles are outstanding at such time.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WARRANT AGREEMENT" shall mean that certain Warrant Agreement entered into among the Company and holders of the Notes and certain other Debt of the Company on or after the Amendment Date in compliance with the provisions of paragraph 7A of the Amendment.

          "WARRANTS" shall mean warrants to purchase shares of the common stock of the Company issued pursuant to the Warrant Agreement.

          "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary one hundred percent (100%) of the capital stock of which (other than directors' qualifying shares) is held of record and beneficially owned by the Company or any other Wholly-Owned Subsidiary.

          11.  MISCELLANEOUS.

          11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and Agreed Put Consideration and any Yield-Maintenance Amount payable with respect to, such Note, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

          11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including

          (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and

          (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. CONSENT TO AMENDMENTS. This Agreement and the Notes may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Agreed Put Consideration or Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. With respect to waivers or consents to amendments to or concerning the provisions of paragraph 5I hereof, the provisions of such paragraph and (except as set forth in this sentence) the definitions used therein (as used therein) may not be waived, amended or supplemented without the consent of each holder of Notes, but waivers concerning the occurrence of any Prepayment Event, and waivers and consents to amendments or supplements to the definition of Prepayment Event, may be given by the Required Holders.

     Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least One Million Dollars ($1,000,000), except as may be necessary to reflect any principal amount not evenly divisible by One Million Dollars ($1,000,000). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of the Transferee or Transferees, provided that any such Transferee or Transferees are Institutional Investors. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Institutional Investor on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least One Hundred Thousand Dollars ($100,000).

     11F. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements contained in the Company's Quarterly Report on Form 10-Q for fiscal quarter ended May 2, 1993. If any change in accounting principles from those used in the preparation of such financial statements hereafter occasioned by the promulgation of rules and regulations by or required by the Financial Accounting Standards Board, the Cost Accounting Standards Board or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) result in a material change in the accounting principles used to prepare the financial statements contained in the Company's Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, the Company and the holders of Notes agree, upon notification of such change by the Company to the holders of Notes or by a holder of Notes to the Company, to enter into negotiations in order to amend paragraph 6 and the Financial Covenants incorporated by reference herein, as applicable, so as to equitably reflect such change with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such change as if such change had not been made.

     11G. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     11H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11I. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11J. DISCLOSURE TO OTHER PERSONS. Each Purchaser agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information, provided, that any Purchaser will be free, after notice to the Company, to correct any false or misleading information that may become public concerning its relationship to the Company and the Subsidiaries or to the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder (including, without limitation, Confidential Information), by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement, to

          (i) such holder's directors, officers, employees, agents and professional consultants,

          (ii)  any other holder of any Note,

          (iii) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof, provided that such Institutional Investor signs a written agreement to comply with the confidentiality provisions of this Agreement, regardless of whether or not such offeree purchases any Notes, and provided further that no such agreement shall be required so long as such Institutional Investor is furnished only with information that is not Confidential Information,

          (iv) any Institutional Investor to which such holder sells or offers to sell a participation in all or any part of such Note, provided that such Institutional Investor signs a written agreement to comply with the confidentiality provisions of this Agreement, regardless of whether or not such offeree purchases any Notes, and provided further that no such agreement shall be required so long as such Institutional Investor is furnished only with information that is not Confidential Information,

          (v) any federal or state regulatory authority having jurisdiction over such holder,

          (vi) the National Association of Insurance Commissioners or any similar organization or

          (vii) any other Person to which such delivery or disclosure may be necessary,

               (a) in compliance with any law, rule, regulation or order applicable to such holder,

               (b) in response to any subpoena or other legal process, or

               (c) in connection with any litigation to which such holder is a party.

     11K. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and

          (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and

          (iii)  if to the Company, addressed to it at:

               Rohr, Inc.
               Foot of H Street
               Chula Vista, CA 92012
               Attention: Treasurer
               copy to: General Counsel

     or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11L. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holders, the determination of such satisfaction shall be made by such Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     11O. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11P. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11Q. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     11R. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3F, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                    Very truly yours,

                                    ROHR, INC.



                                    By__________________________________________
                                     Name:
                                     Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

[PURCHASER]



By_________________________________________
 Name:
 Title:

                                                                      EXHIBIT B1

                   FORM OF OPINION OF GIBSON, DUNN & CRUTCHER


                                    [Closing Date]



To the Persons Listed on
Annex 1 hereto

               Re:  Rohr, Inc.

Ladies and Gentlemen:

     Reference is made to the Third Amendment Agreement dated as of May 10, 1994 (the "Third Amendment") among Rohr, Inc., a Delaware corporation (the "Company"), and each of the Persons listed on Annex 1 hereto (the "Holders"), which Third Amendment, among other things, amends that certain Note Agreement (the "Original Note Agreement"), dated as of December 21, 1992 between the Company and each of the Holders, as previously amended by that certain Amendment Agreement dated June 30, 1993 (the "First Amendment") and that certain Second Amendment Agreement dated as of September 24, 1993 (the "Second Amendment," and, collectively, the "Existing Note Agreement," and, as amended and restated by the Third Amendment, the "Amended Note Agreement"). The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Third Amendment. The Third Amendment, the Amended Note Agreement and the Company's 9.33% Notes due December 15, 2002 (as amended by the First Amendment, the "Notes") are hereinafter referred to collectively as the "Amendment Documents."

     We have acted as special counsel to the Company in connection with the transactions contemplated by the Third Amendment. This opinion is delivered to you pursuant to paragraph 4B(i) of the Third Amendment. In acting as such counsel, we have examined:

          (a) the Third Amendment, together with the Amended and Restated Note Agreement set forth as Exhibit A thereto;

          (b) conformed copies of the Original Note Agreement, the First Amendment and the Second Amendment;

          (c)  a copy of the form of the Notes;

          (d) a certified copy of the certificate of incorporation and bylaws of the Company as in effect on the date hereof;

          (e) the opinion of Hebb & Gitlin, special counsel to the Holders, dated the date hereof; and

     (f) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates as we have deemed necessary or appropriate to enable us to render this opinion.

     In rendering our opinion, we have assumed with your permission the following:

          (a) the authenticity of all documents submitted to us as originals;

          (b) the conformity of any documents submitted to us as copies to their respective originals;

          (c) the accuracy of all reports and certificates received from public officials;

          (d)(i) each Holder has all requisite power and authority to execute and deliver the Third Amendment and to perform its obligations under the Amended Note Agreement (and at all relevant times had the requisite power and authority to execute and deliver the Original Note Agreement, the First Amendment and the Second Amendment and to perform its obligations under the Existing Note Agreement); (ii) the execution and delivery of the Third Amendment by such Holder and performance of the obligations of such Holder under the Amended Note Agreement have been duly authorized by all necessary action (and the execution and delivery of the Original Note Agreement, the First Amendment and the Second Amendment by such Holder and the performance of the obligations of such Holder pursuant to the Amended Note Agreement were at all relevant times duly authorized by all necessary action); (iii) the Third Amendment has been executed and delivered by duly authorized officers of such Holder (and the Original Note Agreement, the First Amendment and the Second Amendment were executed and delivered by duly authorized officers of such Holder); and (iv) the Third Amendment and the Amended Note Agreement are legal, valid and binding obligations of such Holder, enforceable against it in accordance with their respective terms;

          (e) the Company is a corporation duly incorporated, validity existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and own its Property;

          (f) the Company has the requisite corporate power and authority to execute and deliver the Third Amendment and to perform its obligations set forth in the Amended Note Agreement (and the Company had at all relevant times the requisite corporate power and authority to execute and deliver the Original Note Agreement, the First Amendment and the Second Amendment and to perform its obligations under the Existing Note Agreement);

          (g) the Third Amendment and the Amended Note Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Third Amendment has been executed and delivered by duly authorized officers of the Company

     (and the Existing Note Agreement was at all relevant times duly authorized by all necessary corporate action on the part of the Company and the Original Note Agreement, the First Amendment, the Second Amendment were executed and delivered by duly authorized officers of the Company);

          (h) all parties to the Third Amendment have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code (see White Dragon Productions, Inc.
                                             ----------------------------------
     v. Performance Guarantees, Inc., 196 Cal. App. 3d 163, 24 Cal. Rptr. 745
     -------------------------------
     (1987); Damato v. Slevin, 214 Cal. App. 3d 668, 262 Cal. Rptr. 879 (1989);
             ----------------
     California Revenue and Taxation Code Section 23301 et seq.);
                                                        ------

          (i) there are no agreements or understandings between or among the Company, any Holder or third parties which would expand, modify or otherwise affect the terms of the Third Amendment or the Amended Note Agreement or the respective rights or obligations of the parties thereunder and each of the foregoing documents correctly and completely sets forth the intent of all parties thereto (see Trident Center v. Connecticut General
                                    --- -------------------------------------
     Life Insurance Company, 847 F.2d 564 (9th Cir. 1989));
     ----------------------

          (j) Each Holder holds its Note, as amended, for its own account and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended; and

          (k) Each Holder is an "incorporated admitted insurer" within the meaning of Section 1100.1 of the California Insurance Code.

     In rendering our opinion, we have relied, as to certain factual matters, on warranties and representations contained in the Third Amendment, certificates of officers of the Company or certificates obtained from public officials.

     Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Each of the Third Amendment, the Amended Note Agreement and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. The execution and delivery of the Third Amendment by the Company, the repayment of Debt by the Company pursuant to the Third Amendment and Amended Note Agreement and the consummation of the transactions which are contemplated by the Third Amendment to be consummated by the Company on the Effective Date do not violate the certificate of incorporation or bylaws of the Company or any statute, rule or regulation of the State of California or the Untied States of America applicable to the Company which is generally applicable to transactions in the nature of those contemplated by the Third Amendment and the Amended Note Agreement, or the Delaware General Corporation Law.

     3. No consents, approvals or authorizations of any governmental authorities of the State of California or the United States of America are required by law to be obtained on the part of the Company in connection with the execution and delivery of the Third Amendment or the performance of the Amended Note Agreement, except such consents, approvals or authorizations that have been obtained on or prior to the date hereof.

     The foregoing opinions are subject to the following exceptions, qualifications and limitations:

     A. Our opinion is based upon the laws of the State of California, the State of Delaware (with respect to corporate law) and the United States of America. We have relied upon the opinion of Hebb & Gitlin with respect to all matters governed by New York law. We have not examined the question of what law would govern the interpretation or enforcement of the Third Amendment, the Amended Note Agreement and the Notes and our opinion is based on the assumption that the internal laws of the State of California and the laws of the United States of America would govern the provisions of such agreements and instruments and the transactions contemplated thereby. However, we note that if any such agreement or instrument is not, in fact, enforceable under the laws of New York, such agreement or instrument may not be enforced by a California court under applicable conflict-of-law principles.

     B. This opinion is limited to the effect of the present state of the laws of the State of California, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

     C. Our opinions, and our assumptions and qualifications relating to enforceability of agreements or instruments against parties other than the Company, are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

     D. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Amendment Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     E. We express no opinion as to the legality, validity, binding nature or enforceability (i) of any provision of the Amendment Documents insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (ii) regarding any Holder's ability to collect attorneys' fees and costs in an action involving the Amendment Documents and the Amended Note Agreement if the Holder is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees).

     F. We express no opinion as to the legality, validity, binding nature or enforceability of (i) any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Amendment Documents relating to the rights of the Company or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents may be found by a California court to be against public policy or which are ineffective pursuant to California statutes and judicial decisions or (iii) provisions in the Amendment Documents that may be construed as imposing penalties, forfeitures, late payment charges or an increase in the interest rate upon delinquency in payment or the occurrence of default.

     G. We express no opinion as to any provision of the Amendment Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     H. We express no opinion as to the applicability or effect of each Holder's compliance with any state or federal laws applicable to the transactions contemplated by the Amendment Documents because of the nature of its business.

     This opinion is rendered to the Holders in connection with the Third Amendment and the Amended Note Agreement and may not be relied upon by any person other than the Holders or by the Holders in any other context, without our written consent, which consent will not be unreasonably withheld, provided that the Holders may provide this opinion (i) to regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Holders, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which the Holder is a party arising out of the transactions contemplated by the Amendment Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                    Very truly yours,



                                    Gibson, Dunn & Crutcher

                                    ANNEX 1
                                   ADDRESSEES



The Prudential Insurance Company of America

Principal Mutual Life Insurance Company

Massachusetts Mutual Life Insurance Company

                                                                      EXHIBIT B2

                    FORM OF OPINION OF RICHARD MADSEN, ESQ.

                     [LETTERHEAD OF RICHARD MADSEN, ESQ.]


                                [Closing Date]



To the Persons Listed on
Annex 1 hereto

               Re:  Third Amendment Agreement, dated as of May 10, 1994

Ladies and Gentlemen:

     Reference is made to the Third Amendment Agreement dated as of May 10, 1994 (the "Third Amendment") among Rohr, Inc., a Delaware corporation (the "Company"), and each of the Persons listed on Annex 1 hereto (the "Holders"), which Third Amendment, among other things, amends that certain Note Agreement (the "Original Note Agreement"), dated as of December 21, 1992, between the Company and each of the Holders, as previously amended by that certain Amendment Agreement dated June 30, 1993 (the "First Amendment") and that certain Second Amendment Agreement dated as of September 24, 1993 (the "Second Amendment," and, collectively, the "Existing Note Agreement," and, as amended and restated by the Third Amendment, the "Amended Note Agreement"). The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Third Amendment. The Third Amendment, the Amended Note Agreement and the Company's 9.33% Notes due December 15, 2002 (as amended by the First Amendment, the "Notes") are hereinafter referred to collectively as the "Amendment Documents."

     I am the General Counsel of the Company and have acted in such capacity in connection with the transactions contemplated by the Third Amendment. This opinion is delivered to you pursuant to paragraph 4B(ii) of the Third Amendment. In acting as such counsel, I have examined:

          (a) the Third Amendment, together with the Amended and Restated Note Agreement set forth as Exhibit A thereto;

          (b) conformed copies of the Original Note Agreement, the First Amendment and the Second Amendment;

          (c)  a copy of the form of the Notes;

          (d) the certificates delivered to the Holders pursuant to paragraph 4C of the Third Amendment;

          (e) the amendment described in paragraph 4I of the Third Amendment;

          (f) the Seventh Amendment to the Credit Agreement, dated of even date herewith;

          (g) a certified copy of the restated certificate of incorporation of the Company, and a copy of the bylaws of the Company, each as in effect on the date hereof (the "Charter" and the "Bylaws", respectively); and

          (h) a long-form good standing certificate from the state of Delaware for the Company and foreign good standing certificates or similar certificates for the Company from each of the states set forth on Annex 2 hereto.

     I have also examined (or at my direction, a lawyer on my staff has examined and reported to me concerning) originals, or copies certified or otherwise identified to my (or his or her) satisfaction, of such other records of the Company, documents, agreements, instruments and certificates of public officials as I have deemed necessary or appropriate to enable me to render this opinion.

     In rendering my opinion, I have assumed the following:

          (a) the authenticity of all documents submitted to me as originals;

          (b) the conformity of any documents submitted to me as copies to their respective originals; and

          (c) the accuracy of all reports and certificates received from public officials.

     In rendering my opinion, I have relied as to matters of fact, to the extent I deem necessary and proper, on warranties and representations as to factual matters contained in the Third Amendment. Without making any investigation thereof, I have no actual knowledge of any material inaccuracies in any of the facts contained in the Third Amendment.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and own its Property.

     2. The Company has duly qualified and is in good standing as a foreign corporation in the States of California, Maryland, Arkansas, Alabama and Texas.

     3. To the best of my knowledge after reasonable inquiry, there is no default or existing condition which, with the passage of time or notice, or both, would result in a default by the Company or any Subsidiary under any contract, lease or commitment known to me to which any one or more of the Company or any Subsidiary is a party or by which their respective Properties may be bound, except where such default would not have a material adverse effect on the ability of the Company to perform its obligations set forth in each of the Amendment Documents.

     4. Except as set forth in Annex 2 to the Third Amendment, to the best of my knowledge after due inquiry, there is no judgment, order, action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or governmental authority, arbitration board or tribunal, pending or threatened against the Company, except for any such judgment, order, action, suit, proceeding, inquiry, or investigation that is not reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Amendment Documents.

     5. The Company has the requisite corporate power and authority to execute and deliver the Third Amendment and to perform its obligations set forth in each of the Amendment Documents.

     6. The Third Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by a duly authorized officer of the Company.

     7. The execution and delivery of the Third Amendment by the Company, the repayment of the Debt of the Company governed and evidenced by the Amendment Documents and the consummation of the transactions which are contemplated by the Third Amendment to be consummated by the Company on the Effective Date:

          (a)  do not violate:

               (i)  the Charter or the Bylaws; or

               (ii) any statute, rule or regulation of the State of California or the United States of America applicable to the Company which is generally applicable to transactions of the nature of those contemplated by the Third Amendment, or the Delaware General Corporation Law;

          (b) to the best of my knowledge after reasonable inquiry, will not conflict with, result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, bank loan, credit agreement or similar agreement of which I have knowledge to which the Company or any of its Subsidiaries is a party or by which it or any of them or its or any of their Property may be bound; and

          (c) to the best of my knowledge after reasonable inquiry, do not result in or require the creation of any Lien or encumbrance upon or with respect to any of the Company's Property or the Property of any Subsidiary.

     8. No consents, approvals or authorizations of any governmental authorities of the State of California, the State of Delaware or the United States of America are required by law to be obtained on the part of the Company in connection with the execution and delivery of the Third Amendment, except such consents, approvals or authorizations that have been obtained on or prior to the date hereof.

     I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America and, to the limited extent discussed below, the laws of the State of Delaware.
I am generally familiar with the Delaware General Corporation Law and, for the limited purpose of my opinions in paragraphs 1, 5, 6, 7(a) and 8 and limited solely to the Delaware General Corporation Law, I have expressed my opinions regarding the effect of the Delaware General Corporation Law and did not feel it necessary to obtain the opinion of Delaware counsel.

     This opinion is limited to the effect of the present state of the laws of the States of California and, for the limited purpose referred to above, Delaware, and of the United States of America and to the facts bearing upon this opinion as they presently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or in such facts.

     This opinion is rendered to the Holders in connection with the Third Amendment and may not be relied upon by any person other than the Holders and their successors and assigns or by the Holders in any other context, without our written consent, which consent will not be unreasonably withheld, provided that the Holders may provide this opinion (i) to regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Holders, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which the Holder is a party arising out of the transactions contemplated by the Amendment Documents. This opinion may not be quoted without my prior written consent.

                                    Sincerely,



                                    R. W. Madsen
                                    General Counsel and Secretary

                                    ANNEX 1
                                   ADDRESSEES


The Prudential Insurance Company of America
Principal Mutual Life Insurance Company
Massachusetts Mutual Life Insurance Company

                                    ANNEX 2
                             FOREIGN QUALIFICATIONS



Alabama
Arkansas
California
Maryland
Texas

                                                                      EXHIBIT B3

                        FORM OF OPINION OF HEBB & GITLIN

                         [LETTERHEAD OF HEBB & GITLIN]



                                                                  [Closing Date]



To the Persons Listed on
Annex 1 hereto

          Re:  Rohr, Inc.
               ----------

Ladies and Gentlemen:

     Reference is made to the Third Amendment Agreement (the "Third Amendment"), dated as of May 10, 1994, among Rohr, Inc. (the "Company"), a Delaware corporation, and each of the Persons listed on Annex 1 hereto (the "Holders"), which Third Amendment, among other things, amends that certain Note Agreement (the "Original Note Agreement"), dated as of December 21, 1992, between the Company and each of the Purchasers identified on Annex 1 thereto, as said Note Agreement has been previously amended by that certain Amendment Agreement (the "First Amendment") dated June 30, 1993 and that certain Second Amendment Agreement (the "Second Amendment"), dated September 24, 1993 (collectively, the "Existing Note Agreement," and, as amended and restated by the Third Amendment, the "Amended Note Agreement"). The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Third Amendment. The Third Amendment, the Amended Note Agreement and the Company's 9.33% Notes due December 15, 2002 (as amended by the First Amendment, the "Notes") are hereinafter referred to collectively as the "Amendment Documents."

     We have acted as special counsel to the Holders in connection with the transactions contemplated by the Third Amendment. This opinion is delivered to you pursuant to paragraph 4B(iii) of the Third Amendment. In acting as such counsel, we have examined:

          (a) the Third Amendment, together with the Amended and Restated Note Agreement set forth as Exhibit A thereto;

          (b) conformed copies of the Original Note Agreement, the First Amendment and the Second Amendment;

          (c)  a copy of the form of the Notes;

          (d) a certificate of officers of the Company, substantially in the form attached to the Third Amendment as Exhibit C;

          (e) a certificate of the Secretary of the Company, substantially in the form attached to the Third Amendment as Exhibit D;

          (f) copies of the certificate of incorporation (the "Certificate of Incorporation") and bylaws (the "Bylaws") of the Company, as attached to a certificate of the Secretary of the Company, dated July 9, 1993 and delivered to the holders in connection with the transactions contemplated by the First Amendment;

          (g) the opinion of Gibson, Dunn & Crutcher, special counsel to the Company, dated the date hereof;

          (h) the opinion of Richard Madsen, Esq., general counsel to the Company, dated the date hereof; and

          (i) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

          (a) warranties and representations as to factual matters contained in the Third Amendment and the Amended Note Agreement; and

          (b) said opinions of Gibson, Dunn & Crutcher and Richard Madsen, Esq., with respect to all questions governed by California law, Delaware corporate law and with respect to all questions concerning the due incorporation, valid existence, corporate power and authority, good standing of, and the authorization, execution and delivery of instruments by, the Company (except that we have made an independent examination of the Certificate of Incorporation and the Bylaws, and of the aforementioned certificates of officers of the Company); based on such investigation as we have deemed appropriate, said opinion is satisfactory in form and content to us and in our opinion the Holders and we are justified in relying thereon. As to such opinions and the matters therein upon which we are relying, we incorporate herein the assumptions and qualifications to such opinions set forth therein.

     In rendering our opinion, we have assumed the following:

          (a) the authenticity of all documents submitted to us as originals;

          (b) the conformity of any documents submitted to us as copies to their respective originals;

          (c) the authenticity of all signatures other than those of officers and directors of the Company executing the Third Amendment and the documents and instruments executed pursuant to the terms thereof;

          (d) the legal capacity of all natural persons;

          (e) the accuracy of all reports and certificates received from public officials; and

          (f) as to corporations other than the Company, the corporate power and authority to execute and deliver, and the due authorization of, all documents, instruments and agreements contemplated by the Third Amendment.

     Based on the foregoing, we are of the following opinions:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

     2. The Company has the requisite corporate power and authority to execute and deliver the Third Amendment and to perform its obligations set forth in each of the Amendment Documents.

     3. The Third Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by duly authorized officers of the Company. Each of the Third Amendment and the Amended Note Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. The execution and delivery of the Third Amendment by the Company and the performance by the Company of its obligations under the Amendment Documents will not conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of its Property pursuant to, the Certificate of Incorporation or Bylaws of the Company.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Third Amendment and the Amendment Documents may be limited by:

               (i) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect;

               (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity); and

               (iii) common law or statutory requirements with respect to commercial reasonableness.

     One or more members of this firm are admitted to the Bar in the State of New York. We express no opinion as to the law of any jurisdiction other than the law of such state and United States federal law. Gibson, Dunn & Crutcher and Richard Madsen, Esq., may rely on this opinion with respect to matters governed by the laws of the State of New York for the sole purpose of rendering their opinions to be rendered pursuant to paragraph 4B(i) and paragraph 4B(ii) of the Third Amendment. Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.

                                   Very truly yours,

                                    ANNEX 1
                                   ADDRESSEES


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Prudential Specialized Finance Group
Four Gateway Center, 9th Floor
Newark, NJ  07102-4069

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, IA  50392

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, MA  01111

                                                                       EXHIBIT C

                         FORM OF OFFICERS' CERTIFICATE

                     CERTIFICATE OF OFFICERS OF ROHR, INC.


     We, L.A. Chapman, and R.W. Madsen, each hereby certify that we are, respectively, the Senior Vice President and Chief Financial Officer, and the Vice President, General Counsel and Secretary of ROHR, INC., a Delaware corporation (the "Company"), and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This certificate is being delivered pursuant to paragraph 4C of the Third Amendment Agreement (the "Third Amendment"), dated as of May 10, 1994, between the Company and the holders of the Company's 9.33% Senior Notes due December 15, 2002 listed on Annex 1 thereto (collectively, the "Purchasers"). The terms used in this certificate and not defined herein shall have the respective meanings ascribed to them in the Third Amendment.

     2. The warranties and representations contained in paragraph 5 of the Third Amendment are true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Company has performed and complied with all agreements and conditions contained in the Third Amendment that are required to be performed or complied with by the Company before or at the date hereof, and no unwaived Default or Event of Default exists on the date hereof.

     4. R. W. Madsen is on and as of the date hereof, and at all times subsequent to March 31, 1994 has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his genuine signature.

     IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company on ___________ ____, 1994

                                    ROHR, INC.



                                    By:
                                         --------------------------------------
                                         Name:



                                    By:
                                         ---------------------------------------
                                         Name:

                                                                       EXHIBIT D

                        FORM OF SECRETARY'S CERTIFICATE

                    CERTIFICATE OF SECRETARY OF ROHR, INC.

     I, R. W. Madsen, hereby certify that:

     I am the duly elected, qualified and acting Secretary of ROHR, INC., a Delaware corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This certificate is being delivered pursuant to paragraph 4C of the Third Amendment Agreement (the "Third Amendment"), dated as of May 10, 1994, between the Company and the holders of the Company's 9.33% Senior Notes due December 15, 2002 listed on Annex 1 thereto (collectively, the "Purchasers"). The terms used in this certificate and not defined herein shall have the respective meanings ascribed to them in the Third Amendment.

     2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on March 31 and April 1, 1994, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     3. The Third Amendment was executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto.

     4. The bylaws of the Company were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from and after January 7, 1993 to and including the date hereof, without modification or amendment in any respect.

     5. Each of the following named persons is on and as of the date hereof, and at all times subsequent to January 7, 1993, has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name (except for Mr. Chapman, who became an officer of the Company on May 1, 1994):

Name                       Office                     Signature

                            Vice President,           /s/
                            General
                            Counsel and Secretary

                            Assistant Secretary       /s/

                            Vice President and        /s/
                            Treasurer

     6. The signature appearing opposite the name of each such person set forth above is his or her genuine signature.

     7. Attached hereto as Attachment B is a long-form good standing certificate in respect of the Company from the State of Delaware, which certificate

          (i) lists all corporate documents filed with the Secretary of State of Delaware on or prior to the date hereof in respect of the Company,

          (ii) bears the certification of the Secretary of State of Delaware, and

          (iii)  is true, correct and complete.

     8. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since December 13, 1991.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company on ______ __, 1994. [Closing Date]


                                    ROHR, INC.





                                         Secretary

                                 ATTACHMENT A
                     RESOLUTIONS OF THE BOARD OF DIRECTORS


                             Intentionally Omitted

                                  ATTACHMENT B


                GOOD STANDING CERTIFICATE AND CHARTER DOCUMENTS

                             Intentionally Omitted

                                      A-94